EXECUTION

CREDIT AGREEMENT

Dated as of December 21, 2011

among

NASH-FINCH COMPANY
NASH BROTHERS TRADING COMPANY
T.J. MORRIS COMPANY
SUPER FOOD SERVICES, INC.
U SAVE FOODS, INC.
HINKY DINKY SUPERMARKETS, INC.
GTL TRUCK LINES, INC.
ERICKSON’S DIVERSIFIED CORPORATION
GROCERY SUPPLY ACQUISITION CORP.
HINKY DINKY FALLS CITY, L.L.C.
and
WHITTON ENTERPRISES, INC.

as Borrowers

WELLS FARGO CAPITAL FINANCE, LLC
as Administrative Agent, Collateral Agent and Swing Line Lender

WELLS FARGO BANK, NATIONAL ASSOCIATION
and
BANK OF AMERICA, N.A.
each as an L/C Issuer

THE OTHER LENDERS PARTY HERETO

JPMORGAN CHASE BANK, N.A.
and
BMO HARRIS BANK N.A.
as Syndication Agents

BANK OF AMERICA, N.A.
and
BARCLAYS BANK PLC
as Documentation Agents

WELLS FARGO CAPITAL FINANCE, LLC
J.P. MORGAN SECURITIES LLC
BMO CAPITAL MARKETS
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Joint Lead Arrangers

and

WELLS FARGO CAPITAL FINANCE, LLC
J.P. MORGAN SECURITIES LLC
BMO CAPITAL MARKETS
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Joint Book Managers

(i)

5.04	Binding Effect	86
5.05	Financial Statements; No Material Adverse Effect	86
5.06	Litigation	87
5.07	No Default	87
5.08	Ownership of Property; Liens	87
5.09	Environmental Compliance	88
5.10	Insurance	88
5.11	Taxes	89
5.12	ERISA Compliance	89
5.13	Subsidiaries; Equity Interests	89
5.14	Margin Regulations; Investment Company Act	90
5.15	Disclosure	90
5.16	Compliance with Laws	90
5.17	Intellectual Property; Licenses, Etc	90
5.18	Labor Matters	91
5.19	Security Documents	91
5.20	Solvency	91
5.21	Deposit Accounts; Credit Card Arrangements	92
5.22	Brokers	92
5.23	Customer and Trade Relations	92
5.24	Material Contracts	92
5.25	Casualty	92
5.26	Pharmaceutical Laws	92
5.27	HIPAA Compliance	93
5.28	Compliance with Health Care Laws	94
5.29	Credit Card Agreements.	95
ARTICLE VI. AFFIRMATIVE COVENANTS		95
6.01	Financial Statements	95
6.02	Certificates; Other Information	96
6.03	Notices	98
6.04	Payment of Obligations	99
6.05	Preservation of Existence, Etc	99
6.06	Maintenance of Properties	99
6.07	Maintenance of Insurance	100
6.08	Compliance with Laws	101
6.09	Books and Records; Accountants	101
6.10	Inspection Rights	101
6.11	Use of Proceeds	102
6.12	Additional Loan Parties	102
6.13	Cash Management	103
6.14	Information Regarding the Collateral	104
6.15	Physical Inventories	104
6.16	Environmental Laws	105
6.17	Further Assurances	105
6.18	Compliance with Terms of Leaseholds	105
6.19	Material Contracts	106
6.20	Designation as Senior Indebtedness	106
6.21	Prescription Files Covenants	106
6.22	Credit Card Agreements	106
6.23	Post-Closing Deliveries	107

(ii)

ARTICLE VII. NEGATIVE COVENANTS		107
7.01	Liens	107
7.02	Investments	107
7.03	Indebtedness	107
7.04	Fundamental Changes	107
7.05	Dispositions	108
7.06	Restricted Payments	108
7.07	Prepayments of Indebtedness	108
7.08	Change in Nature of Business	109
7.09	Transactions with Affiliates	109
7.10	Burdensome Agreements	109
7.11	Use of Proceeds	109
7.12	Amendment of Material Documents	109
7.13	Corporate Name; Fiscal Year	110
7.14	Deposit Accounts; Credit Card Processors	110
7.15	Financial Covenants.	110
7.16	Designation of Senior Indebtedness	110
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		110
8.01	Events of Default	110
8.02	Remedies Upon Event of Default	113
8.03	Application of Funds	114
ARTICLE IX. ADMINISTRATIVE AGENT		115
9.01	Appointment and Authority	115
9.02	Rights as a Lender	116
9.03	Exculpatory Provisions	116
9.04	Reliance by Agents	117
9.05	Delegation of Duties	117
9.06	Resignation of Agents	117
9.07	Non-Reliance on Administrative Agent and Other Lenders	118
9.08	No Other Duties, Etc	118
9.09	Administrative Agent May File Proofs of Claim	118
9.10	Collateral and Guaranty Matters	119
9.11	Notice of Transfer	119
9.12	Reports and Financial Statements	119
9.13	Agency for Perfection	120
9.14	Indemnification of Agent	120
9.15	Relation among Lenders	120
9.16	Defaulting Lenders	121
ARTICLE X. MISCELLANEOUS		121
10.01	Amendments, Etc	121
10.02	Notices; Effectiveness; Electronic Communications	123
10.03	No Waiver; Cumulative Remedies	124
10.04	Expenses; Indemnity; Damage Waiver	125
10.05	Payments Set Aside	126
10.06	Successors and Assigns	127
10.07	Treatment of Certain Information; Confidentiality	130
10.08	Right of Setoff	131

(iii)

10.09	Interest Rate Limitation	131
10.10	Counterparts; Integration; Effectiveness	131
10.11	Survival	132
10.12	Severability	132
10.13	Replacement of Lenders	132
10.14	Governing Law; Jurisdiction; Etc	133
10.15	Waiver of Jury Trial	134
10.16	No Advisory or Fiduciary Responsibility	134
10.17	USA PATRIOT Act Notice	135
10.18	Foreign Asset Control Regulations	135
10.19	Time of the Essence	135
10.20	Designation as Senior Indebtedness	135
10.21	Press Releases	135
10.22	Additional Waivers	136
10.23	No Strict Construction	137
10.24	Attachments.	137

SCHEDULES

1.01

Fiscal Periods

1.02

Fiscal Quarters

1.03

Existing Letters of Credit

2.01

Commitments and Applicable Percentages

5.01

Loan Parties Organizational Information

5.06

Litigation

5.08(b)(1)

Owned Real Estate

5.08(b)(2)

Leased Real Estate

5.09

Environmental Matters

5.10

Insurance

5.12

ERISA

5.13

Subsidiaries; Other Equity Investments

5.18

Collective Bargaining Agreements

5.21(a)

DDAs

5.21(b)

Credit Card Arrangements

5.24

Material Contracts

5.27

HIPAA Compliance

5.28

Health Care Agreements

5.29

Credit Card Agreements

6.02

Financial and Collateral Reporting

6.23

Post-Closing Deliveries

7.01

Existing Liens

7.02

Existing Investments

7.03

Existing Indebtedness

10.02

Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A

Committed Loan Notice

B

Swing Line Loan Notice

C

Note

D

Compliance Certificate

E

Assignment and Assumption

F

Borrowing Base Certificate

G

DDA Notification

H

Credit Card Notification

-i-

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement” as hereinafter further defined) is entered into as of December 21, 2011, among

NASH-FINCH COMPANY, a Delaware corporation (“Parent”), NASH BROTHERS TRADING COMPANY, a Delaware corporation (“Nash Brothers”), T.J. MORRIS COMPANY, a Georgia corporation (“T.J. Morris”), SUPER FOOD SERVICES, INC., a Delaware corporation (“Super Food”), U SAVE FOODS, INC., a Nebraska corporation (“U Save”), HINKY DINKY SUPERMARKETS, INC., a Nebraska corporation (“Hinky Dinky”), GTL TRUCK LINES, INC., a Nebraska corporation (“GTL”), ERICKSON’S DIVERSIFIED CORPORATION, a Wisconsin corporation (“Erickson’s”), GROCERY SUPPLY ACQUISITION CORP., a Delaware corporation (“Grocery Supply”), HINKY DINKY FALLS CITY, L.L.C., a Nebraska limited liability company (“HD Falls City”), WHITTON ENTERPRISES, INC., an Ohio corporation (“Whitton”, and together with Parent, Nash Brothers, T.J. Morris, Super Food, U Save, Hinky Dinky, GTL, Erickson’s, Grocery Supply, HD Falls City and any other Person that at any time after the date hereof becomes a Borrower, collectively, the “Borrowers” and individually, a “Borrower” as hereinafter further defined), each Guarantor party hereto (collectively, the “Guarantors” and individually, a “Guarantor” as hereinafter further defined),

each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender” as hereinafter further defined),

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender, and

WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., individually and collectively, each as an L/C Issuer.

The Borrowers have requested that the Lenders provide it with a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01

Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 10.22(d).

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” includes, without limitation, health-care-insurance receivables and any payments arising under or in connection with any coupon clearing arrangement.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Commitment Lender” shall have the meaning provided in Section 2.15(c).

“Adjustment Date” means the first day of each Fiscal Quarter, commencing with the first day after the Fiscal Quarter ending March 24, 2012.

“Administrative Agent” means WFCF, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Administrative Borrower and the Lenders.

“Administrative Borrower” shall mean Parent, in its capacity as administrative borrower on behalf of itself and the other Loan Parties pursuant to Section 2.18 hereof, and its successors and assigns in such capacity.

“Administrative Questionnaire” means a Representations and Warranties of Officers in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding twenty (20%) percent or more of any class of the Equity Interests of that Person, and (iv) any other Person twenty (20%) percent or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Aggregate Commitments” means, as of any time of calculation, the Commitments of all the Lenders.  As of the Closing Date, the Aggregate Commitments equal $520,000,000.

“Agreement” means this Credit Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Margin” means:

(a)

From and after the Closing Date until the day immediately preceding the first Adjustment Date, the Applicable Margin shall be determined based upon the percentages set forth in Level II of the pricing grid below; and

(b)

From and after the first Adjustment Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Excess Availability as of the Fiscal Quarter most recently ended immediately preceding such Adjustment Date; provided, however, that, notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Excess Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided, further, that, if the information set forth in the Borrowers’ financial statements or Borrowing Base Certificates at any time proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and any unpaid interest shall be due and payable on demand:

Level	Average Daily Excess Availability	LIBOR Margin	Base Rate Margin	Letter of Credit Fees
I	Greater than or equal to $346,700,000	1.50%	0.50%	1.50%
II	Greater than $130,000,000 but less than $346,700,000	1.75%	0.75%	1.75%
III	Less than or equal to $130,000,000	2.00%	1.00%	2.00%

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable ULF Rate” means:

(a)

From and after the Closing Date until the day immediately preceding the first Adjustment Date, the Applicable ULF Rate shall be determined based upon the percentages set forth in Level II of the pricing grid below; and

(b)

From and after the first Adjustment Date, the Applicable ULF Rate shall be determined from the following grid based upon the daily average of the sum of (i) the Outstanding Amount of Committed Loans plus (ii) the Outstanding Amount of L/C Obligations, as of the Fiscal Quarter most recently ended immediately preceding such Adjustment Date:

Level	Daily Average Outstanding Amount	Applicable ULF Rate
I	Greater than or equal to the greater of (a) $346,700,000 and (b) 66.67% of the Aggregate Commitments	0.25%
II	Less than the greater of (a) $346,700,000 and (b) 66.67% of the Aggregate Commitments but greater than the greater of (a) $130,000,000 and (b) 25% of the Aggregate Commitments	0.375%
III	Less than or equal to the greater of (a) $130,000,000 and (b) 25% of the Aggregate Commitments	0.50%

“Appraisal Percentage” means ninety (90%) percent.

“Appraised Value” means (a) with respect to the Borrowers’ Inventory, the net appraised liquidation value of such Inventory (expressed as a percentage of the Cost of such Inventory) as determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser engaged by the Administrative Agent or otherwise acceptable to the Administrative Agent in its discretion exercised in good faith, or (b) with respect to the Borrowers’ Eligible Prescription Files, the “net orderly liquidation value” of such Prescription Files as set forth in the most recent appraisal (the “Prescription Files Appraisal”) of such Eligible Prescription Files using the average of the average recovery under each of the percent of script sales method, the dollars per average number of scripts filled per week method and the percent of past year script margin method (or such other methodology or methodologies as may be acceptable to the Administrative Agent in its discretion exercised in good faith), net of estimated liquidation expenses, costs and commissions, which appraisal was conducted by an independent appraiser engaged by the Administrative Agent or otherwise acceptable to the Administrative Agent in its discretion exercised in good faith, or (c) with respect to the Borrowers’ Eligible Real Estate, the fair market value of such Eligible Real Estate as set forth in the most recent appraisal (the “Real Estate Appraisal”) of such Eligible Real Estate conducted by an independent appraiser engaged by the Administrative Agent or otherwise acceptable to the Administrative Agent in its discretion exercised in good faith, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three

(3) months or such other time period agreed to by the Administrative Agent in its discretion exercised in good faith.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, (a) WFCF, in its capacity as joint lead arranger and joint book manager, (b) J.P. Morgan Securities LLC, in its capacity as joint lead arranger and joint book manager, (c) BMO Capital Markets, in its capacity as joint lead arranger and joint book manager, and (d) Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and joint book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrowers and their respective Subsidiaries for the fiscal year ended January 1, 2011, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Borrowers and their respective Subsidiaries, including the notes thereto.

“Availability” means the lesser of (a) or (b), where:

(a)

is the result of:

(i)

The Aggregate Commitments,

Minus

(ii)

The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers; and

(b)

is the result of:

(i)

The Borrowing Base,

Minus

(ii)

The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

In calculating Availability at any time and for any purpose under this Agreement, the Administrative Borrower, on behalf of the Borrowers, shall certify to the Administrative Agent that all accounts payable and

Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its discretion exercised in good faith as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists.  Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Loan Party (including amounts for employee wage claims for earned wages, vacation pay, health care reimbursements and other amounts due under Wisconsin wage lien law, Wis. Stat 109.01, et seq.); (v) Customer Credit Liabilities; (vi) warehousemen’s or bailee’s charges and other Permitted Encumbrances which might have priority over the interests of the Collateral Agent in the Collateral; (vii) Cash Management Reserves; (viii) Bank Products Reserves; (ix) Realty Reserves; (x) payables to vendors entitled to the benefits of PACA or PASA, or any similar statute or regulation; (xi) reductions in the number of repeat prescriptions, the average volume of prescriptions being filled, or the change in the mix of the types of payors with respect to sales of prescriptions, or any other changes to the factors identified in any appraisal that adversely affect the amount that may be recovered by the Administrative Agent from the sale or other disposition of the Prescription Files; (provided, that, the Borrowers may at any time and from time to time request that the Administrative Agent, at Borrowers’ expense, conduct appraisals that satisfy the requirements of Administrative Agent provided for herein with respect to the Prescription Files, and to the extent that the Borrowing Base has been adjusted to reflect the then current value of the Eligible Prescription Files based on the results of such appraisal, such Reserves shall not be established); (xii) any statutory or regulatory changes after the date hereof that adversely affect the transferability of Prescription Files; (xiii) the Senior Subordinated Convertible Notes Reserve; and (xiv) the Tax Stamps Reserve.

“Average Daily Excess Availability” means the average daily Excess Availability for the immediately preceding Fiscal Quarter.

“Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates (but excluding Cash Management Services), including, without limitation, on account of (a) credit cards, (b) Swap Contracts, (c) purchase cards, and (d) leasing.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its discretion exercised in good faith as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Banker’s Acceptance” means a time draft or bill of exchange relating to a Commercial Letter of Credit which has been accepted by the L/C Issuer.

“Bankruptcy Code” has the meaning provided in Section 2.16(a).

“Base Rate” means the greatest of (a) the Federal Funds Rate plus one-half of one (0.50%) percent, (b) the LIBO Rate (which rate shall be calculated based upon an Interest Period of three (3) months and shall be determined on a daily basis), plus one (1%) percent, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.  Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning provided in Section 6.13(b)(iii).

“Blocked Account Agreement” has the meaning provided in Section 6.13(b)(iii).

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means, collectively, the following (together with their respective successors and assigns): (a) Parent, (b) Nash Brothers, (c) T.J. Morris, (d) Super Food, (e) U Save, (f) Hinky Dinky, (g) GTL, (h) Erickson’s, (i) Grocery Supply, (j) HD Falls City, (k) Whitton Enterprises, Inc. and (l) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a “Borrower”.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)

the face amount of Eligible Non-Military Receivables (net of Receivables Reserves) multiplied by eighty-five (85%) percent;

plus

(b)

the face amount of Eligible Military Receivables (net of Receivables Reserves) minus, without duplication, the Military Receivables Deduction Amount, multiplied by eighty-five (85%) percent;

plus

(c)

the face amount of Eligible Credit Card Receivables (net of Receivables Reserves) multiplied by ninety (90%) percent;

plus

(d)

the lesser of (i) the Cost of Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory), net of Inventory Reserves, multiplied by the Appraisal Percentage of the

Appraised Value of such Eligible Inventory, or (ii) the Cost of Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory), net of Inventory Reserves, multiplied by seventy (70%) percent;

plus

(e)

the lesser of (i) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage of the Appraised Value of Eligible In-Transit Inventory, or (ii) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by 70%;

plus

(f)

the face amount of Eligible Unaffixed Tax Stamp Inventory multiplied by ninety (90%) percent;

plus

(g)

the Appraised Value of Prescription Files multiplied by eighty-seven and one-half (87.5%) percent;

plus

(h)

the lesser of (i) Real Estate Availability and (ii) thirty (30%) percent of the lesser of (A) the Aggregate Commitments and (B) the Borrowing Base (for the purposes of this clause (h)(ii), Borrowing Base shall be calculated without regard to the Senior Subordinated Convertible Notes Reserve and any Real Estate Availability Reserve, and without regard to this clause (h)(ii));

plus

(i)

ninety-eight (98%) percent multiplied by Eligible Cash and Cash Equivalents,

minus

(j)

the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in Section 6.02(c).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York; except, that, if a determination of a Business Day shall relate to a LIBO Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means an interest bearing account established by one or more of the Loan Parties with Wells Fargo or any of its Affiliates, and in the name of, the Collateral Agent under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with Section 2.03(g) or 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Dominion Event” means either (a) the continuance of any Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability (A) equal to or greater than ten (10%) percent of the Aggregate Commitments for more than two (2) consecutive Business Days, or (B) equal to or greater than seven and one-half (7.5%) percent of the Aggregate Commitments at any time; provided, that, (i) to the extent that the Cash Dominion Event has occurred due to clause (b) of this definition, if Excess Availability shall be equal to or greater than ten (10%) percent of the Aggregate Commitments for at least thirty (30) consecutive days, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as Excess Availability may again be less than such amount and (ii) a Cash Dominion Event may not be cured as contemplated by clause (i) more than two (2) times in any fiscal year.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its discretion exercised in good faith as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by a Lender or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, and (d) credit or debit cards.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934; except, that, a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty (30%) percent or more of the Equity Interests of the Borrowers entitled to vote for members of the board of directors or equivalent governing body of the Borrowers on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)

during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrowers cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)

Parent fails at any time to Control each other Loan Party, except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party at which Collateral is located, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the applicable Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located on such Real Estate and a reasonable time to either sell and dispose of or remove the Collateral from such Real Estate, as the Collateral Agent  may elect in accordance with the terms of the applicable Collateral Access Agreement, and (iv) makes such other agreements with the Collateral Agent and such bailee or landlord as the Collateral Agent may reasonably require.

“Collateral Agent” means WFCF, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties.

“Collateral Reporting Trigger Event” means either (a) the failure of the Borrowers to maintain Excess Availability equal to or greater than fifteen (15%) percent of the Borrowing Base, (b) the continuance of a Cash Dominion Event, or (c) the continuance of any Event of Default.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrowers in the ordinary course of business of the Borrowers.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Increase” has the meaning specified in Section 2.15(a).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning provided in Section 6.13(d).

“Consent” means actual consent given by a Lender from whom such consent is sought; provided, that, if such consent has not been furnished after the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent, such Lender shall be deemed to have not consented to such action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, for any Fiscal Period, Consolidated Net Income of Parent and its Subsidiaries for the most recently completed Measurement Period, adjusted to (a) add the following (to the extent included in calculating such Consolidated Net Income): (i) net interest expense, (ii) the provision for Federal, state, local and foreign income Taxes net of income tax credits, (iii) depreciation and amortization expense, and (iv) all non-cash charges and non-cash items (such as LIFO, asset impairments, closed facility lease costs and share based compensation), and (b) exclude the following (to the extent included in calculating such Consolidated Net Income): (i) any non-cash extraordinary gains or non-cash extraordinary losses, (ii) any non-cash gains or non-cash losses from the sale of assets (other than sales of Inventory in the normal course of business), and (iii) any non-cash gains relating to the write-off of negative goodwill (in each case under clauses (a) and (b) of or by Parent and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination in any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures for such period minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash for such period to (b) the sum of (i) Debt Service Charges for such period plus (ii) the aggregate amount of all Restricted Payments paid in cash for such period, in each case, of or by Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, (b) all interest paid or payable with respect to discontinued operations, and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (x) interest income during such period (excluding any non-cash or accrued interest income), in each case of or by Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP and reported in Parent’s periodic reports to the SEC under the Securities Exchange Act of 1934.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means (a) with respect to wholesale Inventory, the average cost of purchases as reflected in the Loan Parties’ stock ledger plus the average cost of cigarette stamps; and (b) with respect to Inventory at retail locations, the calculated cost of purchases (and with respect to non-perishable inventory, using the retail method of calculation), in the case of each of (a) and (b), calculated on a “first-in, first out” basis, in accordance with the Loan Parties’ accounting practices, known to the Administrative Agent or its auditors or appraisers, which practices are in effect on the Closing Date.

“Covenant Compliance Event” means either (a) that an Event of Default is continuing, or (b) the failure of the Borrowers to maintain Excess Availability equal to or greater than ten (10%) percent of the Aggregate Commitments at any time.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Covenant Compliance Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability has equaled or exceeded ten (10%) percent of the Borrowing Base for three (3) consecutive Fiscal Periods, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Credit Card Agreements” means all agreements now or hereafter entered into by any Borrower or any Guarantor for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Credit Card Issuer” shall means any Person (other than a Borrower) who issues or whose members issue credit cards.

“Credit Card Notifications” has the meaning provided in Section 6.13(b)(ii).

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s or Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means Accounts together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard, Discover and American Express), including all income, payments and proceeds owed by electronic benefit transfer, to a Loan Party resulting from charges by a retail customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender, (ii) each Person who was a Lender or an Affiliate of a Lender when such Person provided Bank Products or Cash Management Services to the Loan Parties, (iii) each Agent, (iv) each L/C Issuer, (v) the Arrangers, (vi) each Related Party entitled to indemnification under Section 10.04(b) hereof, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” has the meaning set forth in Section 10.04(a).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“Customs Broker Agreement” means an agreement, reasonably acceptable in form and substance to the Agents, among a Loan Party, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

“DDA” means each checking or other demand deposit account maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(b)(i).

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations (unless the Commitments have been reduced by the amount of such principal payment made) but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees or LIBO Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) two (2%) percent per annum; (b) when used with respect to a LIBO Rate Loan, the rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two (2%) percent per annum, and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus two (2%) percent per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Dilution Reserve” means, for any period, an amount equal to (x) the percentage determined in good faith by the Administrative Agent by dividing (A) the amount of charge-offs or any other non-cash reductions of Eligible Military Receivables and Eligible Non-Military Receivables, as applicable, and returns of goods purchased from the Borrowers during such period which had, at the time of sale, resulted in the creation of an Eligible Military Receivable or Eligible Non-Military Receivable, as applicable, by (B) the face amount of all Accounts (exclusive of sales and other similar taxes) of the Borrowers during such period, multiplied by (y) the aggregate face amount of the Borrowers’ Accounts (but in no event shall the Dilution Reserve be less than zero).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) all or substantially all of its assets) to or in favor of any Person) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agents” means, collectively, (a) Bank of America, N.A., in its capacity as documentation agent, and (b) Barclays Bank PLC, in its capacity as documentation agent.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank or other financial institution engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Administrative Borrower (each such approval not to be unreasonably withheld or delayed); provided, that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Cash and Cash Equivalents” means cash and cash equivalents of the Borrowers from time to time deposited in an account in the name of a Borrower maintained with a Lender or any Affiliate of a Lender (excluding any amounts on deposit in the Cash Collateral Account, the Concentration Account or in any other escrow, special purpose or restricted account, such as an account specifically designated for payroll or sales taxes) and subject to a Blocked Account Agreement or a Securities Control Agreement, as the case may be, in favor of the Collateral Agent (which Blocked Account Agreement or Securities Control Agreement provides that the Collateral Agent has sole control of the disposition of the amounts so deposited, whether or not a Cash Dominion Event exists), which account is subject to a first priority perfected security interest in favor of the Collateral Agent.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination:

(a)

such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties thereto;

(b)

such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the credit card agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c)

such Credit Card Receivables are not unpaid more than seven (7) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d)

all material procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed by such Borrower (including, but not limited to, obtaining any required authorization and approval by such Credit Card Issuer or Credit Card Processor for the sale giving rise to such Credit Card Receivables and submitting all materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof) and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(e)

such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.14 of this Agreement and Article VII of the Security Agreement;

(f)

the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than setoffs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the Closing Date or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Borrower to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;

(g)

the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower for the purpose of establishing a reserve or collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the Closing Date or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower;

(h)

there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables; or

(i)

such Credit Card Receivable is deemed by the Administrative Agent in good faith not to be eligible for inclusion in the calculation of the Borrowing Base pursuant to the provisions of Section 2.01(d)).

“Eligible Health Care Insurance Receivables” means, at the time of any determination thereof, each “Account” (as defined in the UCC) due to the Borrowers on a non-recourse basis from insurance companies or other third party payors, together with all income, payments and proceeds thereof, that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned and submitted for reimbursement to, and represents the bona fide amounts due to a Borrower from, an insurance company or other third party payor, in each case originated in the ordinary course of business of a Borrower and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below.  Without limiting the foregoing, to qualify as an Eligible Health Care Insurance Receivable, such Account shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of such an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, rebates, finance charges or other allowances (including any amount that a Borrower, as applicable, may be obligated to rebate to an insurance company or other third party payor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by a Borrower to reduce the amount of such Account.  All Accounts meeting the foregoing criteria shall be deemed Eligible Health Care Insurance Receivables but only as long as such Account is not included in any material respect within any of the following categories, in which case such Account shall not constitute an Eligible Health Care Insurance Receivable:

(a)

an invoice (in form and substance satisfactory to the Administrative Agent) with respect to such Account has not been sent to the applicable account debtor;

(b)

such receivable does not constitute an “Account” (as defined in the UCC);

(c)

such Accounts are not due and payable in full, or are subject to any bill and hold arrangement, or more than ninety (90) days have elapsed since the date of the sale of goods giving rise to such Account;

(d)

such Account did not arise from the provision of goods authorized by a physician’s prescription, and such goods have been performed or provided;

(e)

such Account arose from the provision of durable medical equipment;

(f)

such Account is not owned by a Borrower and such Borrower does not have good or marketable title to such Account;

(g)

such Account is subject to any assignment, claim, lien, or security interest, except in favor of the Collateral Agent and the Lenders;

(h)

such Account is not subject to a properly perfected first priority security interest in favor of the Collateral Agent, or is not in form and substance reasonably satisfactory to the Administrative Agent, or is subject to any Lien whatsoever other than Permitted Encumbrances and for which appropriate reserves (as determined by the Administrative Agent) have not been established or maintained by the Borrowers;

(i)

such Account is not valid and legally enforceable obligations of the account debtor, are with recourse, or are subject to any claim for credit, defense, offset, chargeback, counterclaim or adjustment by the account debtor (other than any discount allowed for prompt payment and reconciliations in the ordinary course of business), and the assignment or pledging thereof violates any agreement to which the account debtor is subject;

(j)

such Account did not arise in the ordinary course of business of the Borrowers, or a notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by a Borrower, or the payor thereunder shall have provided written notice to anyone of a challenge or dispute of its obligations thereunder;

(k)

such Account does not conform to all representations, warranties or other provisions of the Loan Documents relating to such Account;

(l)

such Account is an obligation payable under Medicare, Medicaid or any other governmental program or the related account debtor is any unit of government;

(m)

such Account is owed by a Person that has not received an insurance provider notification in accordance with the provisions of Section 5.28;

(n)

such Account is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

(o)

such Account is deemed by the Administrative Agent in good faith not to be eligible for inclusion in the calculation of the Borrowing Base pursuant to the provisions of Section 2.01(d)).

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a)

Which has been shipped within the continental United States or Canada for receipt by a Loan Party within five (5) days of the date of determination, but which has not yet been delivered to a Loan Party;

(b)

For which the purchase order is in the name of a Loan Party and title has passed to such Loan Party;

(c)

For which the document of title reflects a Loan Party as consignee or, if requested by the Collateral Agent after the occurrence of an Event of Default, names the Collateral Agent as consignee, and in each case as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if applicable and if requested by the Collateral Agent, by the delivery of a Customs Broker Agreement);

(d)

Which is insured to the reasonable satisfaction of the Collateral Agent; and

(e)

Which otherwise would constitute Eligible Inventory.

“Eligible Inventory” means, as of the date of determination thereof, items of Inventory of the Borrowers that are finished goods, merchantable and readily saleable to the public in the ordinary course that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrowers in this Agreement or any of the Security Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below.  Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a)

Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b)

Inventory that is leased by or is on consignment to a Borrower;

(c)

Inventory that is not located in the United States of America or Canada (excluding territories or possessions of the United States or Canada) at a location that is owned or leased by a Borrower, except to the extent that such Borrower has furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(d)

Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, work-in-process, or raw materials, (iv) that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in the Borrowers’ business and other similar non-merchandise categories, (v) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale (it being understood and agreed that Inventory consisting of  a cigarette unit which does not have a Tax Stamp affixed thereto (A) shall otherwise be deemed eligible under this clause (d) so long as the Borrowers own a Tax Stamp that can be affixed to such cigarette unit for sales purposes and (B) for advance purposes, shall be valued as a cigarette unit as to which no Tax Stamp is affixed thereto), or (vi) are bill and hold goods;

(e)

Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent (subject only to Permitted Encumbrances set forth in clauses (a), (b), (j) and (o) of the definition thereof);

(f)

Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(g)

Inventory that has been sold but not yet delivered;

(h)

Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party unless (i) the Agents are satisfied that sufficient licenses (or agreements between the Agents and the licensors) are in effect that do not restrict a sale of the Inventory by the Agents after the occurrence and during the continuance of an Event of Default and (ii) the Borrowers or any of their Subsidiaries has not received notice of a dispute in respect of any such licensing, patent, royalty, trademark, trade name or copyright agreement;

(i)

Inventory acquired in a Permitted Acquisition which Acquisition is for consideration greater than $15,000,000, unless (i) such Inventory is of the same type or category which type or category has been previously been appraised by the Collateral Agent and is included in the Borrowing Base and (ii) if requested by the Collateral Agent in its discretion, the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers engaged by the Collateral Agent or otherwise acceptable to the Collateral Agent in good faith and (B) such other due diligence as the Agents reasonably request; provided, that, (i) pending completion of such due diligence, that portion of such Inventory which is of the same type or category which type or category has been previously been appraised by the Collateral Agent and is included in the Borrowing Base prior to such Acquisition shall nevertheless be eligible, but the amounts to be advanced against such Inventory under clauses (d) and (e) of the definition of “Borrowing Base” shall be the lesser of sixty-three (63%) percent of the Cost or ninety (90%) percent of the Appraisal Percentage, and (ii) the failure of the Collateral Agent to complete or receive such appraisals within six (6) weeks after receipt of notice from the Borrowers of such Permitted Acquisition shall not result in such inventory (x) being excluded from the Borrowing Base to the extent such Inventory otherwise meets the criteria for inclusion hereunder, or (y) being subject to a different advance rate than other Eligible Inventory;

(j)

Inventory acquired in a Permitted Acquisition which Acquisition is for consideration less than or equal to $15,000,000 which Inventory is not of the substantially same type or category which type or category has been previously been appraised by the Collateral Agent and is included in the Borrowing Base, unless and until, if requested by the Collateral Agent in its discretion, the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers engaged by the Collateral Agent or otherwise acceptable to the Collateral Agent in good faith and (B) such other due diligence as the Agents reasonably request; provided, that, the failure of the Collateral Agent to complete or receive such appraisals within six (6) weeks after receipt of notice from the Borrowers of such Permitted Acquisition shall not result in such inventory (x) being excluded from the Borrowing Base to the extent such Inventory otherwise meets the criteria for inclusion hereunder, or (y) being subject to a different advance rate than other Eligible Inventory; or

(k)

such Inventory is deemed by the Administrative Agent in good faith not to be eligible for inclusion in the calculation of the Borrowing Base pursuant to the provisions of Section 2.01(d)).

“Eligible Military Receivables” means Military Receivables arising from the sale of the Borrowers’ Inventory which arise in the ordinary course of business, which have been earned by performance. In determining the amount to be so included, the face amount of such an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, rebates, finance charges or other allowances and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by a Borrower to reduce the amount of such Account.  Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Military Receivables:

(a)

Military Receivables that are not evidenced by an invoice; provided, that, such Military Receivables shall not be rendered ineligible under this clause (a) if invoices are not then required to be rendered in accordance with the terms of the underlying agreement relating to such Military Receivables and will be, and are, rendered at the earliest time permitted under such agreements;

(b)

Military Receivables that have been outstanding for more than ninety (90) days from the invoice date or more than sixty (60) days past the due date; provided, that, up to $2,000,000 of Military Receivables which have been outstanding for more than ninety (90) days from the invoice date but less than one hundred and eighty (180) days from the invoice date shall, subject to the satisfaction of all other criteria for eligibility hereunder, be deemed Eligible Military Receivables;

(c)

Military Receivables due from any account debtor, fifty (50%) percent of whose Military Receivables and Non-Military Receivables are otherwise ineligible under the terms hereof; provided, that, in determining eligibility under this clause (c) the Military Receivable Deduction Amount shall not be considered;

(d)

Military Receivables with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Security Documents and Permitted Encumbrances set forth in clause (a) of the definition thereof);

(e)

Without duplication of the Military Receivables Deduction Amount, Military Receivables which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(f)

Military Receivables which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of a Borrower or are not payable in Dollars;

(g)

Military Receivables which are owed by any Affiliate;

(h)

Military Receivables for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Military Receivable by the account debtor or in connection with the enforcement of such Military Receivable by the Agents have been duly obtained, effected or given and are in full force and effect;

(i)

Military Receivables due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(j)

Military Receivables due from any Governmental Authority except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;

(k)

Military Receivables representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling a Borrower to discounts on future purchase therefrom;

(l)

Military Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;

(m)

Military Receivables arising out of sales to account debtors outside the United States unless either (i) such Military Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent, or (ii) such Military Receivables are supported by credit insurance acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured;

(n)

Military Receivables due from an account debtor and its Affiliates, the aggregate of which Military Receivables and Non-Military Receivables due from such account debtor represents more than twenty (20%) percent of all then outstanding Military Receivables and Non-Military Receivables owed to the Borrowers;

(o)

Military Receivables constituting Permitted Investments made in accordance with clause (p) of the definition thereof;

(p)

Military Receivables due from an account debtor who is not, to the Borrowers’ knowledge, an approved vendor for the United States of America, or for whom a  Borrower is no longer, to such Borrower’s knowledge, the official representative of such account debtor with the Defense Commissary Agency; or

(q)

such Military Receivable is deemed by the Administrative Agent in good faith not to be eligible for inclusion in the calculation of the Borrowing Base pursuant to the provisions of Section 2.01(d)).

“Eligible Non-Military Receivables” means Eligible Credit Card Receivables, Eligible Health Care Insurance Receivables and other Non-Military Receivables (including any Account arising under or in connection with any coupon clearing arrangement between a Borrower and a third party Person) due to the Borrowers’ on a non-recourse basis from insurance companies, third party payers, direct customers and other Persons reasonably acceptable to the Administrative Agent, which arise in the ordinary course of business, which have been earned by performance, have been adjudicated or are otherwise due to a Borrower for pharmacy related services. In determining the amount to be so included, the face amount of such an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, rebates, finance charges or other allowances and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by a Borrower to reduce the amount of such Account.  Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Non-Military Receivables:

(a)

Non-Military Receivables that are not evidenced by an invoice;

(b)

Non-Military Receivables that have been outstanding for more than ninety (90) days from the invoice date or more than sixty (60) days past the due date; provided, that, up to $3,000,000 of Non-Military Receivables which are more than ninety (90) days from the invoice date but less than one hundred and eighty (180) days from the invoice date shall, subject to the satisfaction of all other criteria for eligibility hereunder, be deemed Eligible Non-Military Receivables;

(c)

Non-Military Receivables due from any account debtor, fifty (50%) percent of whose Military Receivables and Non-Military Receivables are otherwise ineligible under the terms hereof;

(d)

Non-Military Receivables with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Security Documents and Permitted Encumbrances set forth in clause (a) of the definition thereof);

(e)

Non-Military Receivables which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(f)

Non-Military Receivables which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Borrowers or are not payable in Dollars;

(g)

Non-Military Receivables which are owed by (x) any other Borrower or (y) any Affiliate which is not a Borrower in an aggregate amount for all such Affiliates in excess of $10,000,000;

(h)

Non-Military Receivables for which all material consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Non-Military Receivable by the account debtor or in connection with the enforcement of such Non-Military Receivable by the Agents have been duly obtained, effected or given and are in full force and effect;

(i)

Non-Military Receivables due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(j)

Non-Military Receivables due from any Governmental Authority, except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;

(k)

Non-Military Receivables (i) owing from any Person that is also a supplier to or creditor of a Borrower unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent, or (ii) representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling such Borrower to discounts on future purchase therefrom;

(l)

Non-Military Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;

(m)

Non-Military Receivables arising out of sales to account debtors outside the United States or Canada unless either (i) such Non-Military Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent, or (ii) such Non-Military Receivables are supported by credit insurance acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured;

(n)

Non-Military Receivables due from an account debtor and its Affiliates, the aggregate of which Military Receivables and Non-Military Receivables due from such account debtor represents more than twenty (20%) percent of all then outstanding Military Receivables and Non-Military Receivables owed to the Borrowers;

(o)

Non-Military Receivables constituting Permitted Investments made in accordance with clause (p) of the definition thereof;

(p)

Non-Military Receivables consisting of Accounts in connection with any coupon clearing arrangement between a Borrower and a third party Person in excess of $500,000 in the aggregate; or

(q)

such Non-Military Receivable is deemed by the Administrative Agent in good faith not to be eligible for inclusion in the calculation of the Borrowing Base pursuant to the provisions of Section 2.01(d)).

“Eligible Prescription Files” means, at the time of any determination thereof, Prescription Files of the Borrowers arising and maintained in the ordinary course of business and included in a Prescriptions Files Appraisal received by the Administrative Agent in accordance with the requirements hereof (including Prescription Files acquired by the Borrowers after the date hereof).  Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Prescription Files:

(a)

Prescription Files at premises other than those owned or leased and controlled by any Borrower;

(b)

Prescription Files subject to a Lien in favor of any Person other than the Administrative Agent, except those permitted in this Agreement or that are subject to an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the holder of such Lien and the Administrative Agent; or

(c)

Prescription Files that are not in a form that may be sold or otherwise transferred, or are subject to regulatory restrictions on the transfer thereof that are not acceptable to the Administrative Agent in good faith.

“Eligible Real Estate” means Real Estate which, except as otherwise agreed by the Administrative Agent in good faith, satisfies all of the following conditions:

(a)

Either (i) a Borrower owns fee title or (ii) a Borrower is ground lessee under a ground lease, the terms and conditions of which are reasonably satisfactory to the Administrative Agent;

(b)

The applicable Borrower has executed and delivered to the Collateral Agent such Mortgages and other documents as the Collateral Agent may reasonably request;

(c)

The applicable Borrower shall have delivered to the Collateral Agent with respect to each parcel of Eligible Real Estate, title insurance, an appraisal, a survey, zoning report, flood certificate and environmental studies, flood insurance and other real estate items as required by FIRREA, each of which shall be reasonably satisfactory to the Collateral Agent and  each Lender that is required by applicable law to comply with FIRREA;

(d)

The Collateral Agent has a perfected first-priority Lien in such Real Estate (subject only to Permitted Encumbrances set forth in clauses (a), (b) and (f) of the definition thereof);

(e)

Such parcel of Real Estate has been appraised by a third party appraiser engaged by the Collateral Agent or otherwise acceptable to the Collateral Agent in good faith;

(f)

Such Real Estate is used by a Borrower for offices or as a Store or distribution center or for such other purpose as the Administrative Agent may otherwise agree in its discretion;

(g)

As to any particular property, the Borrower is in compliance with the representations, warranties and covenants set forth in Sections 5.09 and 6.16 hereof (in each case without giving effect to any Material Adverse Effect qualifications contained therein) and in the Mortgage relating to such Real Estate, unless the Administrative Agent, in its discretion, otherwise waives such requirement in the determination of Eligible Real Estate; and

(h)

such Real Estate is not deemed by the Administrative Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base pursuant to the provisions of Section 2.01(d)).

“Eligible Unaffixed Tax Stamp Inventory” means, at the time of any determination thereof, Eligible Inventory consisting of unaffixed Tax Stamps owned by the Borrowers purchased from any Governmental Authority in any State or Commonwealth which may be returned to any such Governmental Authority for full credit.

“Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Agents, from time to time in good faith establish for estimable amounts that are reasonably likely to be expended by any of the Borrowers in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, (b) to correct any such non-compliance with Environmental Laws, or (c) to remedy any condition disclosed in the Phase I Environmental Assessments delivered to the Administrative Agent on or prior to the Closing Date.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the Security Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the complete or partial withdrawal from a Multiemployer Plan or receipt by any Loan Party or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization within the meaning of Title IV of ERISA; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC of any notice relating to the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or the receipt of any notice by any Loan Party or any ERISA Affiliate from the PBGC relating to the intention to appoint such trustee; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.  An Event of Default shall be deemed to be continuing unless and until such Event of Default has been duly waived as provided in Section 10.03 hereof.

“Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a)

The lesser of:

(i)

the Borrowing Base; or

(ii)

the Aggregate Commitments;

minus

(b)

The aggregate of the outstanding Credit Extensions.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any of the Loan Parties hereunder, (a) taxes imposed on or measured by its net income or net profit (however denominated), and franchise taxes imposed on it (or taxes imposed in lieu of net income taxes or franchise taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or the jurisdiction through which it is entering into this Agreement, in each case as a result of a present or former connection between such Person and the Governmental Authority imposing such tax, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any of the Loan Parties are located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any of the Loan Parties under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any of the Loan Parties with respect to such withholding tax pursuant to Section 3.01(a) and (d) in the case of a Lender (other than any Lender that is an assignee pursuant to Section 10.13 hereof) that is not a Foreign Lender, any withholding tax that is imposed on amounts payable to such Lender that is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of April 11, 2008, among Parent, as borrower, Bank of America, N.A., as agent, and a syndicate of lenders, as the same has been amended through the date hereof.

“Existing Letters of Credit” means, collectively, the Letters of Credit that were issued by L/C Issuer prior to the Closing Date for the account of a Borrower, or for which such Borrower is otherwise liable, and are listed on Schedule 1.03 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of the date hereof, among the Borrowers and the Administrative Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Fiscal Period” means any of the thirteen (13) fiscal periods of Parent and its Subsidiaries for each Fiscal Year, which Fiscal Periods are set forth on Schedule 1.01 hereto.

“Fiscal Quarter” means any fiscal quarter of Parent and its Subsidiaries for each Fiscal Year, which Fiscal Quarters are set forth on Schedule 1.02 hereto.

“Fiscal Year” means any period of thirteen (13) consecutive Fiscal Periods of Parent and its Subsidiaries ending on the last Saturday of the thirteenth (13th) Fiscal Period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the any Borrowers is a resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Fee” has the meaning assigned to such term in Section 2.03(j).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively (together with their respective successors and assigns), any Person that at any time after the date hereof becomes party to the Guaranty pursuant to Section 6.12; each sometimes being referred to herein individually as a “Guarantor”.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, in form reasonably satisfactory to the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Health Care Laws” means all federal, state and local Laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“Increase Effective Date” shall have the meaning provided therefor in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)

all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)

net obligations of such Person under any Swap Contract;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)

all Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person;

(g)

all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (except to the extent such obligations are honored by the issuance of other Equity Interests), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)

all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Industrial Development Bonds” means those certain 5.60% Industrial Development Bonds due June 1, 2014 and those certain 5.75% Industrial Development Bonds due November 1, 2013.

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last Business Day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that, if any Interest Period for a LIBO Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first Business Day of each month and the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date two (2) weeks, one (1) month, two (2) months, three (3) months or six (6) months thereafter, as selected by the Borrowers in its Committed Loan Notice; provided, that:

(i)

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period;

(iii)

no Interest Period shall extend beyond the Maturity Date; and

(iv)

notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than two (2) weeks, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrowers’ and/or their Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given to that term in the UCC, and shall include, for the avoidance of doubt, any Tax Stamps which are required to be affixed to cigarettes or other tobacco-based products, such as cigars, pipe tobacco, chewing tobacco and snuff, to permit the sale thereof, whether such stamps are affixed or unaffixed to such tobacco products.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in good faith with respect to the determination of the salability of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory.  Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on:

(a)

Obsolescence;

(b)

Seasonality;

(c)

Shrink;

(d)

Imbalance;

(e)

Change in Inventory character;

(f)

Change in Inventory composition;

(g)

Change in Inventory mix;

(h)

Markdowns (both permanent and point of sale);

(i)

Retail markons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j)

Out of date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition Equity Interests of another Person, (b) a loan, advance or capital contribution to, or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer with a Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit .

“Joinder Agreement” means an agreement, in form and substance reasonably satisfactory to the Agents, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent has priority over the Lien of the Collateral Agent in any of the Collateral.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, individually and collectively, Wells Fargo, Bank of America, N.A. or any Affiliate thereof, in each case, in its capacity as issuer of Letters of Credit hereunder.  The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Administrative Borrower and the Administrative Agent.

“Letter of Credit” means each Standby Letter of Credit, each Commercial Letter of Credit and each Banker’s Acceptance issued hereunder, and all deferred payment obligations arising with respect to any of the foregoing.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $75,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.  A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that, if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at the Borrowers’ option, less than) the Aggregate Commitments.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Rate” means the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBO Rate Loan requested (whether as an initial LIBO Rate Loan or as a continuation of a LIBO Rate Loan or as a conversion of a Base Rate Loan to a LIBO Rate Loan) by Administrative Borrower, on behalf of the Borrowers, in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, priority or other security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or GOB sale or other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform any of its material obligations or to pay any Obligations under this Agreement or  any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any Fiscal Year or is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $10,000,000.  For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

“Maturity Date” means December 21, 2016.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed thirteen (13) Fiscal Periods of Parent.

“Military Receivables” means Accounts (other than Eligible Credit Card Receivables and Eligible Health Care Insurance Receivables) due to a Borrower from account debtors arising from the sale of Inventory to such account debtor, which Inventory is resold by the account debtor to a United States military commissary or exchange.

“Military Receivables Deduction Amount” means, as to any Military Receivable, the sum of one hundred (100%) percent of contra accounts and other offsets which the applicable account debtor may have with respect to such Military Receivables.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages or deeds of trust by the Loan Party owning the Real Estate encumbered thereby in favor of the Collateral Agent.

“Mortgage Policy” has the meaning specified in Section 4.01(a)(xvi).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party, or any Extraordinary Receipt received or paid to the account of any Loan Party, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received but excluding any tenant improvement costs or allowances, free rent or collection costs) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals and brokerage, legal, title and recording or transfer tax expenses, reserves for income or franchise taxes, and commissions) paid by any Loan Party to third parties (other than Affiliates, unless such transactions with such Affiliates are made at arms length and the amounts paid to such Affiliates are reasonable for the services provided)); and

(b)

with respect to the sale or issuance of any Equity Interest other than any sales of issuances of Equity Interest to another Loan Party by the Borrowers or any of their Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Non-Military Receivables” means Accounts due to a Loan Party which do not constitute Military Receivables, including, without limitation, Eligible Health Care Insurance Receivables and Eligible Credit Card Receivables.

“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) any Other Liabilities.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Liabilities” means (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries by any Credit Party and/or (b) any transaction with any Credit Party which arises out of any Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“PACA” means the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

“PASA” means the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

“Participant” has the meaning specified in Section 10.06(d).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, (b) no Cash Dominion Event then exists or would arise as a result of entering into such transaction or the making such payment, (c) for the ninety (90) consecutive day immediately preceding such transaction or payment, Excess Availability is equal to or greater than fifteen (15%) percent of the lesser of (i) the then Aggregate Commitments, or (ii) the then Borrowing Base, and (d) after giving effect to such transaction or payment, the Pro Forma Excess Availability Condition shall be satisfied.  Prior to undertaking any Restricted Payments under Sections 7.06(c) or (d) in excess of $50,000,000 in the aggregate consummated in any thirty (30) consecutive day period, or any payment set forth in Section 7.07, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clauses (c) and (d) above on a basis reasonably satisfactory to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) or any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Title IV of ERISA and is sponsored or maintained by the Borrowers or any ERISA Affiliate or to which the Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perishable Inventory” means inventory consisting of meat, dairy, cheese, seafood, produce, delicatessen, non-artificial floral products and bakery goods and other similar categories of Inventory which have a short shelf life.

“Permitted Acquisition” means an Acquisition that meets any one of the following criteria: (i) the consideration for which is less than $15,000,000, no Default or Event of Default then exists or would arise from the consummation of such Acquisition, and no Cash Dominion Event then exists or would arise from the consummation of such Acquisition; (ii) purchases of Store locations in the ordinary course of business, so long as and no Default or Event of Default then exists or would arise from the consummation of such Acquisition; or (iii) for which all of the following conditions are satisfied:

(a)

Such Acquisition shall have been approved by the Board of Directors of the applicable Loan Party;

(b)

If the consideration for the Acquisition is to be paid in whole or in part with proceeds of Loans, such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have publicly announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)

The Administrative Borrower shall have furnished the Administrative Agent with seven (7) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the applicable acquisition documents (and final copies thereof as and when executed), and to the extent available, appropriate financial statements of the

Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and, to the extent available, such other information as the Administrative Agent may reasonably request;

(d)

Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Loan Parties under this Agreement;

(e)

If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s Equity Interests, Inventory, Accounts, Real Estate and other property of the same nature under the Security Documents; and

(f)

The Loan Parties shall have satisfied the Permitted Acquisition Conditions.

“Permitted Acquisition Conditions” means, at the time of determination with respect to any specified Acquisition and all payments with respect thereto, that (a) no Default or Event of Default then exists or would arise as a result of entering into such Acquisition, (b) no Cash Dominion Event then exists or would arise as a result of entering into such Acquisition, and (c) the Pro Forma Excess Availability Condition shall be satisfied.  Prior to undertaking any Permitted Acquisition which is subject to the Permitted Acquisition Conditions, the Administrative Borrower shall deliver to the Administrative Agent evidence of satisfaction of the condition contained in clause (c) above on a basis reasonably satisfactory to the Administrative Agent.

“Permitted Disposition” means any of the following:

(a)

dispositions of Inventory in the ordinary course of business;

(b)

bulk sales or other dispositions of the Inventory of a Loan Party not in the ordinary course of business at arm’s length and consistent with past practices; provided, that, (A) all Net Proceeds received in connection therewith are applied to the Obligations in accordance with Section 2.05 hereof; (B) with respect to any Eligible Inventory, except for Dispositions for consideration consistent with past practices of the Loan Parties, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Inventory under the Borrowing Base, (C) after giving effect to such dispositions and application of such Net Proceeds, Pro Forma Excess Availability is not less than ten (10%) percent of the lesser of the then Aggregate Commitments or the then Borrowing Base, and (D) no Default or Event of Default shall exist or arise therefrom; provided, further, that, all sales of Inventory in connection with closings of fifteen (15) or more of the Loan Parties’ Stores in a single transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents;

(c)

Store closings and dispositions of Stores in the ordinary course of business and consistent with past practices; provided, that, (A) all Net Proceeds received in connection therewith are applied to the Obligations in accordance with Section 2.05 hereof; (B) with respect to any Eligible Inventory, except for Dispositions for consideration consistent with past practices of the Loan Parties, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Inventory under the Borrowing Base, (C) after giving effect to such dispositions and application of such Net Proceeds, Pro Forma Excess Availability is not less than ten (10%) percent of the lesser of the then Aggregate Commitments or the then Borrowing Base, and (D) no Default or Event of Default shall exist or arise therefrom;

(d)

non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(e)

licenses for the conduct of licensed departments or Store formats within the Loan Parties’ Stores in the ordinary course of business;

(f)

dispositions of Equipment and fixtures (i) in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value, or (ii) for fair value in connection with Store closings or other transactions not in the ordinary course of business;

(g)

dispositions of Rolling Stock in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value;

(h)

Sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(i)

Sales, transfers and dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party;

(j)

subleases and assignments of Leases on arm’s length terms in the ordinary course of business;

(k)

sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate on market terms, as long as, (A) with respect to any Eligible Real Estate, such sale is made for fair market value and the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (B) the proceeds of such sale are utilized to repay the Obligations under Section 2.05, (C) in the case of any sale-leaseback transaction permitted hereunder, the Agents shall have received from such each purchaser or transferee a Collateral Access Agreement, and (D) with respect to any Eligible Real Estate, after giving effect to such dispositions and application of such Net Proceeds, Pro Forma Excess Availability is not less than ten (10%) percent of the lesser of the then Aggregate Commitments or the then Borrowing Base, and (F) no Default or Event of Default shall exist or arise therefrom; and

(l)

dispositions of Prescription Files in the ordinary course of business that are, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary; provided, that, (A) all Net Proceeds received in connection therewith are applied to the Obligations in accordance with Section 2.05, and (B) after giving effect to such dispositions and application of such Net Proceeds, no Default or Event of Default shall exist or arise therefrom and Pro Forma Excess

Availability is not less than ten (10%) percent of the lesser of the then Aggregate Commitments or the then Borrowing Base.

“Permitted Encumbrances” means:

(a)

Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)

Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than forty-five (45) days or are being contested in compliance with Section 6.04;

(c)

Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)

Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)

Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(h);

(f)

Easements, covenants, conditions, restrictions, building code laws, occupancy rights, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)

Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof; provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased from the amount outstanding on the date of renewal or extension,, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder);

(h)

Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)

Liens in favor of the Collateral Agent;

(j)

Landlords’ and lessors’ Liens;

(k)

Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments;

provided, that, such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)

Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)

Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)

Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)

Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than forty-five (45) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p)

Liens placed on the Equity Interests of any non-wholly owned Subsidiary in the form of a transfer restriction, purchase option, call or similar right of a third party joint venture partner; and

(q)

other Liens with respect to property or assets of any Loan Party securing Permitted Indebtedness in an aggregate principal amount outstanding at any time not to exceed $10,000,000; provided, that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Liens to enter into a Collateral Access Agreement and/or an intercreditor agreement with the Collateral Agent;

provided, however, that, except as provided in any one or more of clauses (a) through (q) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Indebtedness” means:

(a)

Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided, that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(b)

Indebtedness of any Loan Party to any other Loan Party;

(c)

without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided, that, the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; provided, that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement;

(d)

obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract; provided, that, such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;”

(e)

contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of retail Stores;

(f)

Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions or other non-recourse transactions permitted hereunder); provided, that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (B) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations in accordance with Section 2.05 hereof, and (C) the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement;

(g)

Indebtedness with respect to the deferred purchase price for any Permitted Acquisition; provided, that, such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

(h)

Indebtedness (including any Indebtedness of the type described in clause (c) above) of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i)

The Obligations;

(j)

Guarantees of Indebtedness and Lease obligations of the Loan Parties’ food distribution customers;

(k)

Indebtedness on account of the Industrial Development Bonds;

(l)

Indebtedness with respect to the Senior Subordinated Convertible Debt;

(m)

Indebtedness issued or incurred by any Loan Party in connection with any Permitted Investment;

(n)

Subordinated Indebtedness issued, incurred or assumed in connection with any repurchase or redemption of Equity Interests of any Loan party pursuant to Section 7.06(f) hereunder; and

(o)

Other Subordinated Indebtedness and non-recourse mortgage Indebtedness as long as, after giving effect to the incurrence thereof, the Permitted Indebtedness/Investment Conditions are satisfied.

“Permitted Indebtedness/Investment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment and (b) the Pro Forma Excess Availability Condition shall be satisfied.  Prior to undertaking any Permitted Investment under clause (q) thereof (other than Permitted Investments consisting of capital contributions in any Loan Party), the Administrative Borrower shall deliver to the Administrative Agent evidence of satisfaction of the condition contained in clause (b) above on a basis reasonably satisfactory to the Administrative Agent.

“Permitted Investments” means:

(a)

readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof;

(b)

commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred and eighty (180) days from the date of acquisition thereof;

(c)

time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred and eighty (180) days from the date of acquisition thereof;

(d)

fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than one hundred (100%) percent of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)

Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that, at the time such Investment is made, have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)

Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)

(i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, and (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties;

(h)

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)

Guarantees constituting Permitted Indebtedness;

(j)

Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)

Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)

advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $500,000 to any individual at any time or in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(m)

Investments constituting Permitted Acquisitions;

(n)

capital contributions made by any Loan Party to another Loan Party;

(o)

Investments in cash or property by any Loan Party in a joint venture, partnership or other entity which in each case is not a Subsidiary so long as the Permitted Indebtedness/Investment Conditions are satisfied and the Collateral Agent shall have received a first priority security interest in, and pledge of, such Loan Party’s ownership interest in the joint venture or partnership as collateral for the Obligations;

(p)

loans to the Loan Parties’ food distribution customers in the ordinary course of business, as long as Pro Forma Excess Availability is not less than fifteen (15%) percent of the lesser of the then Aggregate Commitments or the then Borrowing Base; and

(q)

Other Investments as long as after giving effect thereto, the Permitted Indebtedness/Investment Conditions are satisfied;

provided, however, that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) shall be permitted unless (i) either (A) no Revolving Credit Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period,  and (ii) such Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)

is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b)

is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(c)

is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)

together with all other Permitted Overadvances then outstanding, shall not (i) exceed five (5%) percent of the lesser of (x) the Borrowing Base or (y) the Aggregate Commitments at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;

provided, however, that, the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder; and provided, further, that, in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 or Article VIII hereof).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Pharmaceutical Laws” means federal, state and local Laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including Laws, rules or regulations relating to the qualifications of Persons employed to do the same.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Event” means:

(a)

Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party other than, prior to the occurrence and during the continuance of a Cash Dominion Event, sales of Inventory in the ordinary course of business;

(b)

Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party;

(c)

The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests in exchange for non-cash consideration;

(d)

The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(e)

The receipt by any Loan Party of any Extraordinary Receipts.

“Prescription Files” means all of the Loan Parties’ now owned or hereafter existing or acquired retail customer files, including (a) prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of the Loan Parties, wherever located, and (b) the pharmaceutical customer list owned and controlled by the Loan Parties relating to certain items and services, including, without limitation, any drug price data, drug eligibility data, clinical drug information and health information of a pharmaceutical customer that is not protected under Sections 1171 through 1179 of the Social Security Act or other applicable Law.

“Prescriptions Files Appraisal” has the meaning specified in the definition of “Appraised Value.”

“Pro Forma Excess Availability” means, for any date of calculation, the projected Average Daily Excess Availability for each Fiscal Period during any projected thirteen (13) consecutive Fiscal Periods.

“Pro Forma Excess Availability Condition” means, for any date of calculation with respect to any transaction or payment, the Pro Forma Excess Availability as of the date of, and after giving effect to, such transaction or payment, will be equal to or greater than fifteen (15%) percent of the lesser of (i) the then Aggregate Commitments, or (ii) the then Borrowing Base.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.

“Real Estate Advance Rate” means, as of the Closing Date, seventy (70%) percent, which percentage shall be reduced by one and one-half (1.5%) percent on the first (1st) day of each Fiscal Quarter, commencing with the Fiscal Quarter beginning March 25, 2012.

“Real Estate Appraisal” has the meaning specified in the definition of “Appraised Value.”

“Real Estate Availability” means the aggregate amount, calculated on the Closing Date and on the first (1st) day of each subsequent calendar quarter thereafter, equal to the Real Estate Availability Appraised Value of Eligible Real Estate multiplied by the Real Estate Advance Rate.

“Real Estate Availability Appraised Value” means the fair market value of any Eligible Real Estate as set forth in the most recent Real Estate Appraisal received by the Administrative Agent on the date that such Real Estate is first included in the calculation of Real Estate Availability (the “Original Appraisal”), subject to the proviso in the next sentence.  For the avoidance of doubt, once set, the Real Estate Availability Appraised Value for any Eligible Real Estate shall not change from the original appraised value, even if, in a subsequent Real Estate Appraisal, such property has a higher value; provided, that, if any Eligible Real Estate is the subject of a remodel or expansion project (or multiple remodel or expansion projects) in relation to which the Capital Expenditures are in excess of $3,000,000 in the aggregate with respect to any individual parcel of Eligible Real Estate and; provided, further, that, Agent has received written documentation with regard to such Capital Expenditures and a subsequent Real Estate Appraisal, which subsequent Real Estate Appraisal may be requested to be conducted at any time by the Administrative Borrower upon prior written notice to the Administrative Agent, reflects that the fair market value of such parcel of Eligible Real Estate is greater than the fair market value of such Eligible Real Estate as set forth in the Original Appraisal, then the Real Estate   Availability Appraised Value for such Eligible Real Estate shall be increased, effective as of the first (1st) day of the immediately following calendar quarter, to the lower of (a) the fair market value as set forth in the most recent Real Estate Appraisal received by the Administrative Agent reflecting such higher value and (b) the fair market value of such Eligible Real Estate as set forth in the Original Appraisal plus the amount of such documented Capital Expenditures.

“Real Estate Availability Reserve” means, at any given time, with respect to any Eligible Real Estate, such reserve in an aggregate amount equal to the applicable Real Estate Advance Rate multiplied by the amount by which the fair market value of such Eligible Real Estate as set forth in the Real Estate Appraisal received by the Administrative Agent on the date that such Real Estate is first included in the calculation of Real Estate Availability exceeds the value of such Eligible Real Estate as set forth in the most recent Real Estate Appraisal received by the Administrative Agent.

“Realty Reserves” means such reserves as the Administrative Agent from time to time determines in good faith as being appropriate to reflect the impediments to the Agents’ ability to realize upon any Eligible Real Estate.  Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Collateral Agent.

“Receivables Reserves” means such reserves as may be established from time to time by the Administrative Agent in good faith with respect to the determination of the collectability in the ordinary course of Eligible Military Receivables and Eligible Non-Military Receivables, including, without limitation, Dilution Reserves.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of Parent and its Subsidiaries as prescribed by the Securities Laws.  The Agents agree Grant Thornton LLP is an acceptable Registered Public Accounting Firm.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.12(a).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than fifty (50%) percent of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than fifty (50%) percent of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves, Receivables Reserves and the Real Estate Availability Reserve.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or corporate controller of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.  Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Rolling Stock” means all trucks, trailers and tractors, wherever located, owned by, and used in the ordinary course of business of, the Loan Parties, but excluding any such property which is being held for resale or is leased to the Loan Parties.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent.

“Security Documents” means the Security Agreement, the Mortgages, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Senior Subordinated Convertible Debt” means the $322,000,000 Senior Subordinated Convertible Notes Due 2035 issued by Parent pursuant to that certain Indenture dated as of March 15, 2005 between Parent and Wells Fargo, as Trustee.

“Senior Subordinated Convertible Debt Reserve” means, at any given time, with respect to the Senior Subordinated Convertible Debt, a reserve in an aggregate amount equal to $100,000,000, which reserve shall increase to $150,000,000 commencing on December 15, 2012.

“Settlement Date” has the meaning provided in Section 2.14(a).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Parent and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Default” means any Default or Event of Default under any of Sections 8.01(a), 8.01(b) (with respect to failures of comply with Sections 6.02(c), 6.11, 6.13, or Article VII only), 8.01(f), or 8.01(g).

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“State” means each State or Commonwealth within the United States.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which shall include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Supermajority Lenders” means, as of any date of determination, Lenders holding at least sixty-six and two-thirds (66⅔%) percent of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least sixty-six and two-thirds (66⅔%) percent of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means WFCF, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000, and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Syndication Agents” means, collectively, (a) JPMorgan Chase Bank, N.A., in its capacity as syndication agent, and (b) BMO Harris Bank N.A., in its capacity as syndication agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Stamps” means all tax stamps, excise tax stamps, adhesive stamps, meter stamps and similar stamps, which in each case evidence the valid and effective payment of cigarette taxes to applicable Governmental Authorities.

“Tax Stamps Reserve” means, at any given time, with respect to any Eligible Unaffixed Tax Stamp Inventory, such reserves as the Administrative Agent from time to time determines in good faith as being appropriate with respect to the sum of the “net stamp tax obligations” in each State in which the Borrowers purchases Tax Stamps, wherein the “net stamp tax obligations” for each State are equal to the aggregate obligations and/or liabilities owing to any Governmental Authority in such State for purchases of Tax Stamps (including any checks or instruments of payment issued by or on behalf of the Borrowers which are held by any taxing authority in such State and not yet submitted for presentment and collection, and the aggregate obligations and/or liabilities owing to any Governmental Authority in such State based on an audit of a Borrowers’ monthly Tax Stamp report delivered to such Governmental Authority in such State, but excluding all such obligations and/or liabilities owing to any Governmental Authority in such States as determined by the Administrative Agent in its discretion); provided, that, (a) to the extent that any surety bonds have been issued to or for the benefit of any Governmental Authority in a State with respect to which the Administrative Agent has implemented a Tax Stamps Reserve, the Tax Stamps Reserve with respect to such Governmental Authority in such State shall be equal to the aggregate obligations and/or liabilities owing to such Governmental Authority in such State less the face amount of the surety bonds issued to or for the benefit of such Governmental Authority in such State, and (b) to the extent that the Administrative Agent shall have received an opinion letter, in form and substance reasonably satisfactory to the Administrative Agent, from counsel licensed in any State opining that amounts owing to such State would not be entitled to payment from any assets of the Borrowers (or held by them) prior to the Obligations, whether as a result of amounts collected by the Borrowers in respect of cigarette taxes being trust funds or the Borrowers’ acting as agent for such State for purposes of the collection of such cigarette taxes, as an offset against Tax Stamps held or used by the Borrowers or otherwise.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the date the Commitments are irrevocably terminated in accordance with the provisions of Section 2.06(a).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unfunded Pension Liability” means, as of the most recent valuation date for the applicable Pension Plan, the excess of the Pension Plan’s actuarial present value of its benefit liabilities (as defined in Section 4001(a)(16) of ERISA), over the fair market value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company, and its successors.

1.02

Other Interpretive Provisions

.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03

Accounting Terms

(a)

Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)

Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04

Rounding

.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05

Times of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06

Letter of Credit Amounts

.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01

Committed Loans; Reserves; Change in Eligibility

.  (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i)

after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments minus the Senior Subordinated Convertible Debt Reserve, or (B) the Borrowing Base,

(ii)

after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,

(iii)

the Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit, and

(iv)

the Outstanding Amount of all Swing Line Loans shall not at any time exceed the Swing Line Sublimit.

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

(b)

The following are the Inventory Reserves and Availability Reserves as of the Closing Date:

(i)

Shrink (an Inventory Reserve): An amount equal to two-tenths of one (0.2%) percent of the Cost of Inventory for the non-retail segments only of the Borrowers for the Fiscal Year to date;

(ii)

Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement;

(iii)

Customer Credit Liabilities (an Availability Reserve): An amount equal to fifty (50%) percent of the Customer Credit Liabilities as reflected in the Borrowers’ books and records;

(iv)

Customer deposits (an Availability Reserve): An amount equal to one hundred (100%) percent of the customer deposits made for goods received by the Borrowers;

(v)

“PACA/PASA Reserve” (an Availability Reserve):  An amount equal to one hundred (100%) percent of the liabilities owed by the Borrowers at any time to any Person entitled to the benefits of PACA or PASA or any similar statute or regulation as reflected from time to time on the Borrowers’ books and records;

(vi)

Tax Stamps Reserve (an Availability Reserve); and

(vii)

Senior Subordinated Convertible Debt Reserve (an Availability Reserve).

(c)

The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in good faith to establish, modify or eliminate Reserves upon two (2) Business Days prior notice to the Administrative Borrower, (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Administrative Borrower; provided, that, no such prior notice shall be required for (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, Rent and Customer Credit Liabilities), or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not immediately changed or established.

(d)

In the event that the Administrative Agent in good faith deems any Credit Card Receivable, Health Care Insurance Receivable, Military Receivable, Unaffixed Tax Stamp Inventory, Non-Military Receivable, Inventory, Real Estate or Prescription File ineligible for inclusion in the Borrowing Base for any reason other than due to the specific exclusions contained in the respective definitions of “Eligible Credit Card Receivables”, “Eligible Health Care Insurance Receivables”, “Eligible Military Receivables”, “Eligible Non-Military Receivables”, “Eligible Inventory”, “Eligible Unaffixed Tax Stamp Inventory”, “Eligible Real Estate” and “Eligible Prescription Files”, the Administrative Agent shall furnish two (2) Business Days prior notice to the Administrative Borrower of such determination, during which period the Administrative Agent shall be available to discuss such determination with the Administrative Borrower.

2.02

Borrowings, Conversions and Continuations of Committed Loans.

(a)

Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBO Rate Loans as the Administrative Borrower may request, on behalf of the Borrowers, subject to and in accordance with this Section 2.02.  All Swing Line Loans shall be only Base Rate Loans.  Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b)

Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Administrative Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Administrative Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Administrative Borrower.  Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Administrative Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Administrative Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans.  If the Administrative Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.

(c)

Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Administrative Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b).  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than (A) 3:30 p.m. on the day of receipt by the Administrative Agent with respect to Base Rate Loans and (B) 1:00 p.m. on third Business Day following the day of receipt by the Administrative Agent of a request by the Borrowers for LIBO Rate Loans either by (i) crediting the account of the Borrowers on the books of WFCF with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that, if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(d)

So long as a Cash Dominion Event is not continuing, the Administrative Agent shall promptly deliver to the Administrative Borrower copies of all invoices and supporting documentation reflecting the incurrence of charges and Credit Party Expenses and any other fees and expenses hereunder by the Loan Parties.  In the event that the Borrowers shall not have paid such invoices within thirty (30) days after delivery thereof, or at any time that a Cash Dominion Event shall be continuing, the Administrative Agent, without the request of the Borrowers, may advance any service charge or Credit Party Expenses, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  At any time, without the request of the Borrowers, the Administrative Agent may advance any interest or fees or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document, and may charge the same to the Loan Account, notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Administrative Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(c).  Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e)

Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans without the Consent of the Required Lenders.

(f)

The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Administrative Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g)

After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to LIBO Rate Loans.

(h)

The Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Administrative Agent may, in its discretion, make Permitted Overadvances for the purposes set forth herein without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Lender shall be bound thereby.  Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c).  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit.  The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).

2.03

Letters of Credit.

(a)

The Letter of Credit Commitment.

(i)

Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue

Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)

The L/C Issuer shall not issue any Letter of Credit, if:

(A)

Subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)

the expiry date of such requested Commercial Letter of Credit would occur more than one hundred and twenty (120) days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(C)

the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.

(iii)

The L/C Issuer shall not issue any Letter of Credit without the prior consent of the Administrative Agent if:

(A)

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)

the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)

such Letter of Credit is to be denominated in a currency other than Dollars; provided, that, if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(D)

such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(E)

a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv)

The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)

The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)

Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Administrative Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 3:00 p.m. at least two (2) Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Administrative Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)

Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from the Administrative Agent or any Borrower prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.  Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.

(iii)

If the Administrative Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Administrative Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that, the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is three (3) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Administrative Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)

Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Administrative Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)

Drawings and Reimbursements; Funding of Participations.

(i)

Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Administrative Borrower and the Administrative Agent thereof; provided, however, that, any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment.  Not later than 12:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrowers shall be deemed to have requested a

Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)

Each Lender shall upon any notice pursuant to Section 2.03(c)(i) received by 12:00 p.m., make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)

With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)

Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)

Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Administrative Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)

If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)

Repayment of Participations.

(i)

At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)

If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)

Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)

any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)

the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any of their Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)

any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)

any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)

any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(vi)

the fact that any Event of Default shall have occurred and be continuing.

The Administrative Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Administrative Borrower’s instructions or other irregularity, the Administrative Borrower will immediately notify the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)

Role of L/C Issuer.  Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that, this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that, anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)

Cash Collateral.  Upon the request of the Administrative Agent or the Required Lenders, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash

Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to one hundred and five (105%) percent of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Wells Fargo.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h)

Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

(i)

Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily Stated Amount under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a monthly basis in arrears.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Borrowers that all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Laws.

(j)

Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to one-eighth of one (0.125%) percent per annum, computed on the amount of such Letter of Credit (a “Fronting Fee”), and payable upon the issuance thereof, and (ii) with respect to any amendment of a Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment.  Such fronting fees shall be due and payable on the first Business Day of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)

Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04

Swing Line Loans.

(a)

The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that, after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment; and provided, further, that, the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)

Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Administrative Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Administrative Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c)

Refinancing of Swing Line Loans.

(i)

The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), and shall request at least weekly, that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Administrative Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice received by 12:00 p.m. available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)

If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)

If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)

Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)

Repayment of Participations.

(i)

At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)

If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)

Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)

Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05

Prepayments.

(a)

The Borrowers may, upon irrevocable notice from the Administrative Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided, that, (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)

The Borrowers may, upon irrevocable notice from the Administrative Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that, (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)

If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect.

(d)

The Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.  In addition, the Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to the Net Cash Proceeds received by the Loan Parties on account of a Prepayment Event irrespective of whether a Cash Dominion Event then exists and is continuing; provided, however, that, such amounts prepaid under this Section 2.05(d) in respect of LIBO Rate Loans shall be held in the Concentration Account and applied upon the next such date that such LIBO Rate Loan to be repaid under Section 2.05(a) hereof is scheduled to become due under this Agreement.

(e)

Prepayments made pursuant to this Section 2.05, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of Borrowers’ business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

2.06

Termination or Reduction of Commitments.

(a)

The Borrowers may, upon irrevocable notice from the Administrative Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b)

If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c)

The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06.  Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees (including, without limitation, commitment fees and Letter of Credit Fees) in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07

Repayment of Loans.

(a)

The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)

To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

2.08

Interest.

(a)

Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)

(i)

If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)

If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Borrowers that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(iii)

Accrued and unpaid interest under this Section 2.08(b) (including interest on past due interest) shall be due and payable upon demand.

(c)

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09

Fees

  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)

Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable ULF Rate per annum times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the first (1st) Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

(b)

Other Fees.  The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10

Computation of Interest and Fees

.  All computations of interest and fees shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11

Evidence of Debt.

(a)

The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business.  In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions and interest, fees and other Obligations and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b)

In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12

Payments Generally; Administrative Agent’s Clawback.

(a)

General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)

(i)

Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)

Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)

Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)

Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)

Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13

Sharing of Payments by Lenders.  If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03; provided, that:

(i)

if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)

the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14

Settlement Amongst Lenders

(a)

The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b)

The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15

Increase in Commitments.

(a)

Request for Increase.  Provided no Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $250,000,000 (each such increase, a “Commitment Increase”); provided, that, (i) any such request for an increase shall be in a minimum amount of $25,000,000 and (ii) no more than five (5) such requests shall be made during the term of this Agreement.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)

Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)

Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Administrative Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested Commitment Increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Borrowers, the Administrative Agent, in consultation with the Administrative Borrower, will use its reasonable efforts to arrange for other Eligible Assignees reasonably acceptable to the Administrative Borrower to become a Lender hereunder (each, an “Additional Commitment Lender”) and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Borrowers and not accepted by the existing Lenders (and the Administrative Borrower may also invite additional Eligible Assignees to become Lenders);

provided, however, that, without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.

(d)

Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent, in consultation with the Administrative Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(e)

Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) the Administrative Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each Loan Party (A) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (unless such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (unless such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date; and except, that, for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Lenders increasing their Commitments and to the Additional Commitment Lenders as the Borrowers and such Lenders and Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees, if any, to the Administrative Agent as the Borrowers and the Administrative Agent may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers, the Lenders increasing their Commitments and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default exists.  The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f)

Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.16

Joint and Several Liability.

(a)

All Borrowers shall be liable, on a joint and several basis, for all Obligations, including, without limitation, all amounts due to Administrative Agent and Lenders under this Agreement and the Other Documents, regardless of which Borrower actually receives the Advances or other proceeds of the Obligations or the manner in which Administrative Agent and Lenders account for such Advances or other Obligations on its books and records or for any other reason.  The Obligations with respect to Advances made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Advances made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers.  The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances or other Obligations shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) any incapacity or lack of power, authority or legal personality of any other Borrower or other Person, (iii) the absence of any attempt to collect the Obligations from the other Borrowers or any other security therefor, or the absence of any other action to enforce or failure to realize the full value of the same, (iv) any amendment (however fundamental) replacement variation, assignment termination and/or the waiver, consent, extension, forbearance or granting of any indulgence by Administrative Agent or Lenders with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Administrative Agent or Lenders, (v) the failure by Administrative Agent, Lenders or any other Person to take any steps to perfect and maintain its Lien in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (vi) the election of Administrative Agent, Lenders or any other Person in any proceeding instituted under Title 11 of the United States Code, as amended (“Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (vii) the disallowance of all or any portion of the claim(s) of Administrative Agent, Lenders or any other Person for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, (viii) any insolvency, liquidation, administration or similar procedure or corporate action in respect of any other Borrower and/or any legal proceedings or procedures by any of the other Borrowers’ creditors or (ix) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrowers.  With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances, Letters of Credit or other Obligations, each Borrower waives, until all of the Obligations have been paid in full, any right to enforce any right of subrogation or any remedy which Administrative Agent, Lenders or any other Person now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent, Lenders or any other Person.  Upon any Event of Default and for so long as the same is continuing, Administrative Agent and Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that none of Administrative Agent, Lenders or any other Person shall be under any obligation to marshal any assets in favor of Borrowers or any other Person or against or in payment of any or all of the Obligations.

(b)

Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

2.17

Interrelated Businesses.

Loan Parties hereby represent and warrant to Administrative Agent and Lenders that (a) Loan Parties and their respective Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties and their respective Subsidiaries share an identity of interests such that any benefit received by any Loan Party or any Subsidiary of any Loan Party benefits each other Loan Party and each other Subsidiary of Loan Parties; (b) certain of Loan Parties and their respective Subsidiaries render services to or for the benefit of other Loan Parties and Subsidiaries, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties and Subsidiaries (including, inter alia, the payment by Loan Parties and Subsidiaries of creditors of the other Loan Parties and Subsidiaries and guarantees by Loan Parties and Subsidiaries of indebtedness of the other Loan Parties and Subsidiaries and provide administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties and Subsidiaries), and (c) Loan Parties and their Subsidiaries have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise.

2.18

Appointment of Administrative Borrower as agent for Requesting Advances and Letters of Credit and Receipts of Advances and Statements and Receipts and Sending of Notices.

(a)

Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent and attorney-in-fact to request and receive Advances and Letters of Credit pursuant to this Agreement and the Other Documents from Administrative Agent or any Lender in the name or on behalf of such Borrower.  Administrative Agent and Lenders may disburse the Advances to such bank account of the Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower, and provide such Letters of Credit for the account of a Borrower, in each case as the Administrative Borrower may designate or direct, without notice to any other Borrower or Loan Party.  Notwithstanding anything to the contrary contained herein, Administrative Agent may at any time and from time to time require that Advances (including without limitation Protective Advances) be disbursed directly to an operating account of a Borrower or to any other Person.

(b)

Each Loan Party hereby irrevocably appoints and constitutes the Administrative Borrower as its agent and attorney-in-fact to receive statements on account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the Other Documents.

(c)

Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by the Administrative Borrower shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(d)

The Administrative Borrower hereby accepts the appointment by each Loan Party to act as the agent of the Borrowers pursuant to this Section 2.18.  The Administrative Borrower shall ensure that the disbursement of any Advances to each Borrower requested by or paid to or for the account of the Borrowers, or the issuance of any Letters of Credit for the account of a Borrower hereunder, shall be paid to or issued for the account of such Borrower.

(e)

No purported termination of the appointment of the Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Administrative Agent.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01

Taxes.

(a)

Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided, that, if the Loan Parties shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)

Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)

Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Agents, each Lender and the L/C Issuer, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by any Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by any Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)

Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Loan Parties to a Governmental Authority, the Loan Parties shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the any Borrowers is a resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Administrative Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the any Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Administrative Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)

duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)

duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv)

any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

If the Lender is not a Foreign Lender, such Lender shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Administrative Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so) a properly completed and executed copy of any other form or forms, including IRS Form W-9, required under the Code or other applicable U.S. Law as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)

Treatment of Certain Refunds.  If the Agents, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agents, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, the Borrowers, upon the request of any Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or the L/C Issuer in the event such Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require any Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02

Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund

LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03

Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan , or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04

Increased Costs; Reserves on LIBO Rate Loans.

(a)

Increased Costs Generally.  If any Change in Law shall (provided, however, that, notwithstanding anything herein to the contrary, this Section 3.04 shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the Closing Date):

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

(ii)

subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)

impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)

Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered (provided, however, that, notwithstanding anything herein to the contrary, this Section 3.04 shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the Closing Date).

(c)

Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)

Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)

Reserves on LIBO Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrowers shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05

Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)

any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)

any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)

any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06

Mitigation Obligations; Replacement of Lenders.

(a)

Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)

Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07

Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01

Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)

The Administrative Agent’s receipt of the following, each of which shall be originals or electronic transmissions by portable document format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)

executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii)

a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)

copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)

a favorable opinion of (1) Morgan, Lewis & Bockius, LLP, counsel to the Loan Parties, (2) local counsel to the Borrowers in each state where there is Eligible Real Estate and (3) local counsel to the Loan Parties in each state where such Loan Parties are organized, each addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi)

a certificate signed by a Responsible Officer of the Administrative Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) other than those which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals are in full force and effect;

(vii)

evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

(viii)

a payoff letter from Bank of America, N.A., agent for the lenders under the Existing Credit Agreement evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(ix)

a certificate from the chief financial officer of the Administrative Borrower, attesting to the Solvency of the Loan Parties taken as a whole as of the Closing Date after giving effect to the transactions contemplated hereby;

(x)

the Security Documents (including, without limitation, the Mortgages and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank), each duly executed by the applicable Loan Parties;

(xi)

all other Loan Documents, each duly executed by the applicable Loan Parties;

(xii)

(A)

appraisals by a third party appraiser engaged by the Collateral Agent of all Inventory and Prescription Files of the Borrowers, the results of which are reasonably satisfactory to the Collateral Agent and (B) a written report regarding the results of a field examination of the Borrowers, which shall be reasonably satisfactory to the Collateral Agent;

(xiii)

results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any Mortgages, and releases  or subordination agreements reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xiv)

(A)

all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments (other than the Mortgages) shall have been so filed, registered or recorded to the reasonable satisfaction of the Collateral Agent (or arrangements satisfactory to the Collateral Agent in its discretion for such filing, registration or recordation shall have been made), and (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof;

(xv)

evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

(xvi)

with respect to each parcel of Eligible Real Estate, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements and in amounts reasonably acceptable to the Collateral Agent, issued by First American Title Insurance Company or other title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all Liens (including, but not limited to, mechanics’ and materialmen’s Liens) excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) as the Collateral Agent may deem reasonably necessary or desirable;

(xvii)

With respect to each parcel of Eligible Real Estate, an environmental assessment report, in form and substance reasonably satisfactory to the Collateral Agent, from ARI Consultants, which report shall identify existing and potential environmental concerns and shall quantify related costs and liabilities, associated with any facilities of the Borrowers or any of their Subsidiaries, and the Collateral Agent shall be reasonably satisfied with the nature and amount of any such matters;

(xviii)

an appraisal of each of the properties described in the Mortgages complying with the requirements of FIRREA by a third party appraiser engaged by the Collateral Agent and otherwise in form and substance reasonably satisfactory to the Collateral Agent; and

(xix)

such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

(b)

After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued (or deemed issued) at, or immediately subsequent to, such establishment, Excess Availability shall be not less than $78,000,000.

(c)

The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the Fiscal Period ended on December 3, 2011 and executed by a Responsible Officer of the Administrative Borrower.

(d)

The Administrative Agent shall be reasonably satisfied with the capital structure (including outstanding indebtedness) of Parent and its Subsidiaries.

(e)

The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present in all material respects the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

(f)

The Administrative Agent shall have received and be reasonably satisfied with (i) forecasted consolidated financial statements of Parent and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent, consisting of (A) balance sheets, income statements, and cash flow statements (including a calculation of Availability) on a monthly basis for fiscal year 2012, and (B) balance sheets, income statements, and cash flow statements (including a calculation of Availability) on an annual basis for each Fiscal Year thereafter through the Fiscal Year in which the Maturity Date occurs, and (ii) internally prepared balance sheets, income statements, and a cash flow statement as of the Fiscal Quarter ended October 8, 2011.

(g)

There shall not be pending any action, suit, investigation, litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h)

There shall not have occurred any default of any Material Contract of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

(i)

The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(j)

All fees required to be paid to the Agents or the Arrangers on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(k)

The Borrowers shall have paid all reasonable fees, charges and disbursements of the Agents, the Arrangers and the Lenders to the extent invoiced at least two (2) Business Days prior to the Closing Date.

(l)

The Agents and the Arrangers shall have received, at least ten (10) days prior to the Closing Date, all documentation and other information reasonably requested by the Agents and the Arrangers in writing and reasonably determined to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(m)

No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02

Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans in accordance with the provisions of Section 2.02 hereof) is subject to the following conditions precedent:

(a)

The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (unless such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and except, that, for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)and (b), respectively, of Section 6.01.

(b)

No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)

The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans in accordance with the provisions of Section 2.02 hereof) submitted by the Borrowers shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.  The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will continue to fund their Applicable Percentage of all Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Borrowers and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent; provided, however, that, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01

Existence, Qualification and Power.  Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except, that, in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02

Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its material property is subject; (c) result in or require the creation of any Lien upon any assets of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

5.03

Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04

Binding Effect.  This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05

Financial Statements; No Material Adverse Effect.

(a)

The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) present fairly in all material respects the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)

Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)

To the best knowledge of the Borrowers, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries on a Consolidated basis.

(d)

The Consolidated and consolidating forecasted balance sheet and statements of income and cash flows of Parent and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrowers’ best estimate of its future financial performance.

5.06

Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07

No Default.  No Loan Party or any Subsidiary is in default under or with respect to any obligation of such Person or under or with respect to any contract or agreement to which such Person is party or any Indebtedness of such Person that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08

Ownership of Property; Liens

(a)

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Loan Party and each of its Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b)

Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties as of the Closing Date.  Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances.  Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date.  Each of such Leases is in full force and effect and the Loan Parties are not in default of any material terms thereof.

(c)

Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01, and Permitted Encumbrances.

(d)

Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09

Environmental Compliance

(a)

Except as disclosed in Schedule 5.09, to the knowledge of the Loan Parties, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to the Loan Party or any Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Except as otherwise set forth in Schedule 5.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary thereof.

(c)

Except as otherwise set forth on Schedule 5.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property currently owned or operated by any Loan Party or any Subsidiary thereof have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10

Insurance.  The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates.  Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the

Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11

Taxes.  The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12

ERISA Compliance.

(a)

Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, and to the best knowledge of the Loan Parties, nothing has occurred with respect to any Pension Plan that is intended to qualify under Section 401(a) of the Code which would reasonably be expected to cause the loss of such qualification; (ii) the Loan Parties and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan; and (iii) no Lien imposed under the Code or ERISA exists or, to the best knowledge of the Loan Parties, is reasonably expected likely to arise on account of any Pension Plan.

(b)

There are no pending or, to the best knowledge of the Loan Parties, threatened claims (other than claims for benefits in the ordinary course), actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no “prohibited transaction” (as defined in Section 406 or ERISA and Section 4975 of the Code) in connection with any Pension Plan that would subject Loan Parties to any material Tax or violation of the fiduciary responsibility rules with respect to any Pension Plan that has in either case resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)

Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $20,000,000 and the aggregate amount of Unfunded Pension Liabilities for all Pension Plans is not in excess of $20,000,000; (iii) other than as disclosed in Schedule 5.12, neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any withdrawal liability (and, to the knowledge of the Loan Parties, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13

Subsidiaries; Equity Interests.  As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary.  All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary.  The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.  All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14

Margin Regulations; Investment Company Act.

(a)

No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)

None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15

Disclosure.  Each Loan Party has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable.

5.16

Compliance with Laws.  Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17

Intellectual Property; Licenses, Etc.  The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that such conflicts could not reasonably be expected to result in a Material Adverse Effect.  To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person, except to the extent that such conflicts could not reasonably be expected to result in a Material Adverse Effect.

5.18

Labor Matters.

Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or as set forth on Schedule 5.18 there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18 no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.19

Security Documents.

The Security Documents create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of financing statements, the recordation of the Mortgages and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the UCC or other applicable Law, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, except for Permitted Encumbrances having priority under applicable Law.

5.20

Solvency

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21

Deposit Accounts; Credit Card Arrangements.

(a)

Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b)

Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.

5.22

Brokers.  No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan  Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23

Customer and Trade Relations.  There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any customers or suppliers which are, individually or in the aggregate, material to its operations, to the extent that such cancellation, modification or change would reasonably be expected to result in a Material Adverse Effect.

5.24

Material Contracts.  Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.

5.25

Casualty.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.26

Pharmaceutical Laws.

(a)

The Loan Parties have obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of their business under any Pharmaceutical Law, except where the failure to obtain such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect.

(b)

The Loan Parties are in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and are also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, except where the failure to comply with such terms, conditions or laws would not reasonably be expected to have a Material Adverse Effect.

(c)

None of the Loan Parties has any liabilities, claims against it or presently outstanding notices imposed or based upon any provision of any Pharmaceutical Law, except for such liabilities, claims, citations or notices which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.27

HIPAA Compliance.

(a)

To the extent that and for so long as a Loan Party is a “covered entity” within the meaning of HIPAA, such Loan Party is and will be HIPAA Compliant.

(b)

For purposes hereof, “HIPAA Compliant” shall mean that a Loan Party to the extent legally required (i) is or will use commercially reasonable efforts to be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding as a result of the failure to comply with HIPAA (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to have a Material Adverse Effect.

(c)

Schedule 5.27, annexed hereto, sets forth a complete list of all “business associate agreements” (as such term is defined in HIPAA) that any Loan Party has entered into with any person as of the date hereof and, to the extent requested by the Agents, true, correct and complete copies of all of such agreements have been provided to the Agents.

5.28

Compliance with Health Care Laws.

(a)

Each Loan Party is  in compliance in all material respects with all Health Care Laws applicable to such Loan Party, including all Medicare and Medicaid program rules and regulations applicable to it.  Without limiting the generality of the foregoing, no Loan Party has received notice from a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

(b)

Each Loan Party has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws and each Loan Party has all permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under Health Care Laws applicable to such Loan Party and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto, and with respect to those facilities and other businesses that participate in Medicare and/or Medicaid, to receive reimbursement under Medicare and Medicaid, except where the failure to obtain could not reasonably be expected to cause a Material Adverse Effect.

(c)

Each Loan Party which is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no claims to the best of each Loan Party’s knowledge, actions or appeals pending before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of HCFA, with respect to any Medicare or Medicaid cost reports or claims filed by any Loan Party on or before the date hereof, and no validation review or program integrity review related to a Loan Party has been conducted by any Third Party Payor or Governmental Authority in connection with Medicare or Medicare programs, in each case which could reasonably likely have a Material Adverse Effect, and to the best of each Loan Party’s knowledge, no such reviews are scheduled, pending or threatened against or affecting any Loan Party, or any of its assets, or, the consummation of the transactions contemplated hereby.  To the best of each Loan Party’s knowledge, there currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure against such parties.

(d)

Schedule 5.28 hereto sets forth an accurate, complete and current list of all participation agreements of the Loan Parties with health maintenance organizations, insurance programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

5.29

Credit Card Agreements.

(a)

Set forth in Schedule 5.29 hereto is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of their Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates.   Borrowers have delivered, or caused to be delivered to Administrative Agent, true, correct and complete copies of such Credit Card Agreements.

(b)

The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 5.29 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 6.22 hereof.

(c)

Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect.  No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred.  Each Borrower and the other parties thereto have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01

Financial Statements.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Lenders):

(a)

as soon as available, but in any event within seventy-five (75) days after the end of each Fiscal Year of Parent (commencing with the fiscal year ending December 31, 2011), a Consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) to the extent legally required to be obtained, an opinion of such Registered Public Accounting Firm independently assessing Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object; and such consolidating statements to be certified by a Responsible Officer of the Administrative Borrower, for itself and on behalf of the Borrowers, to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Parent and its Subsidiaries;

(b)

as soon as available, but in any event within forty-five (45) days after the end of each of the Fiscal Quarters of each Fiscal Year of Parent (commencing with the Fiscal Quarter ended March 24, 2012), a Consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Administrative Borrower, for itself and on behalf of the Borrowers, as presenting fairly in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)

at any time that Excess Availability is less than ten (10%) percent of the Borrowing Base (and continuing until Average Daily Excess Availability has exceeded ten (10%) percent of the Borrowing Base on each day for two consecutive Fiscal Periods), as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Periods of each Fiscal Year of Parent, a consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Period, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Period, and for the portion of Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Period of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Administrative Borrower, for itself and on behalf of the Borrowers, as presenting fairly in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of Parent and its Subsidiaries as of the end of such Fiscal Period in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(d)

as soon as available, but in any event at least sixty (60) days after the end of each Fiscal Year of Parent, a draft of annual business plans and forecasts (and within seventy-five (75) days after the end of such Fiscal Year, final business plans and forecasts approved by the board of directors of Parent) prepared by management of Parent, in form reasonably satisfactory to the Administrative Agent, including consolidated balance sheets, statements of income or operations and cash flows of Parent and its Subsidiaries, and a projection of Excess Availability, prepared on a monthly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs).

6.02

Certificates; Other Information.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders (and the Administrative Agent shall promptly deliver copies of the items set forth in clauses (a), (b) and (c) below to the Lenders):

(a)

concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements;

(b)

concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c) (commencing with the delivery of the financial statements for the Fiscal Year ended December 31, 2011), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Administrative Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Parent shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(c)

on the tenth (10th) day of each Fiscal Period (or, if such day is not a Business Day, on the next succeeding Business Day) (other than for the period from the Closing Date through December 29, 2012, in which case such certificates shall be delivered on the 20th day of each Fiscal Period (or, if such day is not a Business Day, on the next succeeding Business Day)), a certificate in the form of Exhibit F (a “Borrowing Base Certificate”, as such form may be modified by the Administrative Agent in a matter consistent with the terms of this Agreement) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Period, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Administrative Borrower; provided, that, at any time a Collateral Reporting Trigger Event exists and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(d)

promptly upon receipt (and in any event within three (3) days after receipt), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e)

promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)

the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(g)

promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; and

(h)

promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or any other Loan Party posts such documents, or provides a link thereto on Parent’s or such other Loan Party’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Parent’s or any other Loan Party’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Loan Parties to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Loan Parties shall be required to provide paper copies of the Compliance Certificates to the Administrative Agent.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03

Notices.  Promptly notify the Administrative Agent (and the Administrative Agent shall promptly deliver such notice to the Lenders):

(a)

of the occurrence of any Default or Event of Default;

(b)

of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority (including, without limitation, based upon any provision of any Pharmaceutical Law or Medicare and Medicaid program rules and regulations applicable to it); or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)

of the occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d)

of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e)

of any change in any Loan Party’s senior executive officers;

(f)

of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(g)

of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(h)

of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $10,000,000;

(i)

of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(j)

the receipt of any notice from a supplier, seller, or agent pursuant to either PACA or PASA with respect to any aggregate liability of $10,000,000 or more; and

(k)

of any failure by any Loan Party to pay rent at any of such Loan Party’s locations if such failure continues for more than fifteen (15) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Administrative Borrower setting forth details of the occurrence referred to therein and stating what action, if applicable, the Borrowers have taken and propose to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04

Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case as described in (a), (b) or (c) above, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien has been filed with respect thereto and (v) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

6.05

Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property, except to the extent such Intellectual Property is not material to the conduct of the business of the Loan Parties.

6.06

Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in working order and good condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07

Maintenance of Insurance

(a)

Maintain with (i) companies having an A.M. Best Rating of at least “A” or (ii) financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(b)

Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(c)

Cause commercial general liability policies to be endorsed to name the Collateral Agent as an additional insured; and cause business interruption policies to name the Collateral Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(d)

Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent.

(e)

Deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy or insurance certificate (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.

(f)

In connection with the conduct of field examinations as set forth in Section 6.10, permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Collateral Agent to conduct any such inspection.

None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08

Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09

Books and Records; Accountants.

(a)

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)

at all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be reasonably raised by the Administrative Agent.

6.10

Inspection Rights

(a)

Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided, however, that, Borrowers shall only be responsible to reimburse the Administrative Agent’s costs and expenses for one such visitation and inspection per Fiscal Year except to the extent an Event of Default exists and is continuing, in which case the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.  All such inspections shall be performed in such a way as to minimize interference with the business of the Loan Parties.

(b)

Upon five (5) Business Days prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers)

retained by the Administrative Agent to conduct appraisals, field examinations and other evaluations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  The Loan Parties shall pay the reasonable fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals (A) with respect to appraisals of the Borrowers’ Inventory, Prescription Files and Eligible Real Estate, (1) one (1) appraisal and one (1) field examination during any twelve (12) month period in which Excess Availability is at all times greater than or equal to twenty (20%) percent of the Borrowing Base, (2) up to two (2) appraisals and two (2) field examinations during any twelve (12) month period in which Excess Availability is at any time less than twenty (20%) percent of the Borrowing Base, and (B) all field examinations and appraisals undertaken at any time at the reasonable request of the Administrative Agent after the occurrence and the continuation of an Event of Default.  In addition to the foregoing the Administrative Agent will have the right to conduct additional field examinations and appraisals at the expense of the Administrative Agent.  The charges reimbursable by the Loan Parties for each field examination under this subsection (b) which is conducted by internal examiners of the Administrative Agent shall not exceed the then current rate (which rate, as of the date hereof, is $1,000) for each day of such examination, plus reasonable out-of-pocket expenses.

6.11

Use of Proceeds.  Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness of the Loan Parties and their Subsidiaries, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, and (d) for general corporate purposes of the Loan Parties, in each case not in contravention with applicable Law or the Loan Documents.

6.12

Additional Loan Parties.  Notify the Administrative Agent at the time that any Person is or becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder to this Agreement or to the Guaranty or such other document as the Administrative Agent shall deem necessary and appropriate for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except, that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to sixty-five (65%) percent of the outstanding voting Equity Interests and one hundred (100%) percent of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent.  In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as the Borrowers or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13

Cash Management.

(a)

On or prior to the Closing Date, enter into a Blocked Account Agreement (as defined below) reasonably satisfactory in form and substance to the Agents with U.S. Bank National Association with respect to the Borrowers’ master concentration account at such bank.

(b)

Not later than seventy-five (75) days after the Closing Date:

(i)

deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a);

(ii)

deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(iii)

except as set forth in clause (a) above, enter into a blocked account agreement (each, a “Blocked Account Agreement”) reasonably satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(c)

Each DDA Notification and Credit Card Notification shall require the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account of all amounts on deposit in each such DDA and all payments due from Credit Card Processors.

(d)

Each Blocked Account Agreement shall require during the continuance of a Cash Dominion Event the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Wells Fargo (the “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i)

all available cash receipts from the sale of Inventory and other assets;

(ii)

all proceeds of collections of Accounts;

(iii)

all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event;

(iv)

the then collected contents of each DDA (net of any minimum balance, not to exceed $5,000.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v)

the then entire collected balance of each Blocked Account (net of any minimum balance, not to exceed $10,000.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and

(vi)

the net proceeds of all credit card charges.

(e)

The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent.  The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such proceeds and collections shall be held in trust by such Loan Party for the Agents, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(f)

Upon the reasonable request of the Administrative Agent, the Loan Parties shall establish lockboxes and related lockbox accounts for the collection of Accounts and shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.  Notwithstanding the foregoing, the Administrative Agent acknowledges and agrees that the Borrowers’ lockbox arrangements with Bank of America, N.A. and Bank of Montreal existing on the Closing Date are acceptable to the Administrative Agent and any lockbox arrangement with any Lender shall be acceptable to the Administrative Agent.

6.14

Information Regarding the Collateral.

Furnish to the Administrative Agent at least seven (7) Business Days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

6.15

Physical Inventories.

(a)

(i) With respect to retail Stores, cause not less than two (2) physical inventories to be undertaken, at the expense of the Loan Parties, in each twelve (12) month period conducted by such inventory takers as are reasonably satisfactory to the Collateral Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably satisfactory to the Collateral Agent.  The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.  Each Loan Party (as applicable), within ten (10) days following the completion of such inventory, shall post the results of such inventory to its stock ledger.

(ii)  With respect to distribution centers, cause routine on-going cycle counts of all Inventory to be performed at such distribution centers using such methodology as is consistent with the applicable Loan Party’s policies and procedures.

(b)

The Collateral Agent, in its reasonable discretion, if any Event of Default is continuing, may cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

6.16

Environmental Laws.

(a)

Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws, other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and properties, other than any environmental permits the failure of which to obtain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Estate other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; provided, however, that, neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17

Further Assurances.

(a)

Execute any and all further documents, financing statements (to the extent applicable), agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)

If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c)

Upon the request of the Collateral Agent, cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require.

6.18

Compliance with Terms of Leaseholds.  Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party and not allow such Leases to lapse or be terminated by the applicable Loan Party or Subsidiary or any rights to renew such leases to be forfeited or cancelled by the applicable Loan Party or Subsidiary, notify the Administrative Agent of any default by the applicable Loan Party or Subsidiary with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default by the applicable Loan Party or Subsidiary, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.19

Material Contracts.  Perform and observe all the payment terms and other material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.20

Designation as Senior Indebtedness.  Designate all Obligations as “Senior Indebtedness” under, and defined in, the Senior Subordinated Convertible Debt, and all supplemental indentures thereto.

6.21

Prescription Files Covenants.  With respect to the Prescription Files: (a) each Borrower shall at all times maintain the Prescription Files in a manner consistent with the requirements of Federal, State and local laws and regulations in all material respects, including all Health Care Laws, which files and records related thereto shall be correct and accurate; (b) the Borrowers shall not remove any Prescription Files from the locations set forth or permitted herein, without the prior written consent of the Administrative Agent, except for transfers of Prescription Files in the ordinary course of business (including at the request of customers with respect to such customer’s own Prescription Files) and except to move Prescription Files directly from one location set forth or permitted herein to another such location; (c) the Borrowers shall use, store and maintain the Prescription Files with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the HIPAA, as amended and all rules, regulations and orders related thereto) in all material respects; (d) there are no limitations or restrictions on the rights of any Borrower to sell, transfer or otherwise assign the Prescription Files to any third party so long as such third party has the licenses required under applicable State law to operate a pharmacy and sell products subject to a prescription; (e) each Borrower assumes all responsibility and liability arising from or relating to the use and sale of prescriptions and the maintenance and use of the Prescription Files (but nothing contained herein shall be construed as the basis for any liability of any Borrower as to any third party); and (f) Borrowers shall keep the Prescription Files in good and marketable condition.

6.22

Credit Card Agreements.  Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, any Borrower may do any of the foregoing in the ordinary course of the business of such Borrower; and (c) furnish to Administrative Agent, promptly upon the request of Administrative Agent, such information and evidence as Administrative Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.  In the event that any Borrower enters into a new Credit Card Agreement with any new Credit Card Issuer after the date hereof, the Administrative Borrower agrees to provide Administrative Agent with written notice within thirty (30) days after the execution thereof, and upon Administrative Agent’s request, the Administrative Borrower agrees to deliver to Administrative Agent a true, correct and complete copy of such Credit Card Agreement.

6.23

Post-Closing Deliveries.  Without limiting any other obligation of Loan Parties set forth herein or in any of the other Loan Documents, Loan Parties shall deliver or cause to be delivered each of the items set forth on Schedule 6.23 to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, as promptly as possible following the Closing Date, but in any event no later than the dates referred to on Schedule 6.23 with respect to each such item (or such later date as Administrative Agent shall agree in writing).

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01

Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired other than Permitted Encumbrances.

7.02

Investments.  Make any Investments, except Permitted Investments.

7.03

Indebtedness.  Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness.

7.04

Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing); except, that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)

any Subsidiary may merge or consolidate with or liquidate or dissolve into (i) a Loan Party; provided, that, the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided, that, when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)

in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(c)

any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

7.05

Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06

Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests; except, that, so long as no Specified Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)

Each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b)

the Loan Parties may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)

the Loan Parties may purchase, redeem or otherwise acquire Equity Interests issued by them (including, without limitation, by making any open-market purchase or redemption pursuant to any share purchase agreement to which such Loan Parties are party) as long as the Payment Conditions shall be satisfied;

(d)

the Loan Parties may declare or pay cash dividends to its stockholders (i) up to an aggregate amount not to exceed $15,000,000 in any Fiscal Year as long as no Default or Event of Default then exists or would arise from the consummation of such dividend, and no Cash Dominion Event then exists or would arise from the consummation of such dividend, and (ii) in excess of $15,000,000 in any Fiscal Year as long as, with respect to each such dividend payment (A) no Default or Event of Default then exists or would arise from the consummation of such dividend, (B) no Cash Dominion Event then exists or would arise from the consummation of such dividend, (C) for the ninety (90) consecutive day immediately preceding such payment, Excess Availability is equal to or greater than fifteen (15%) percent of the lesser of (1) the then Aggregate Commitments, or (2) the then Borrowing Base, and (D) after giving effect to such payment, the Pro Forma Excess Availability Condition shall be satisfied;

(e)

the Loan Parties may issue and sell Equity Interests as long as the Pro Forma Excess Availability Condition shall be satisfied; and

(f)

the Loan Parties may make noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

7.07

Prepayments of Indebtedness.

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, other than v) so long as no Specified Default or Event of Default then exists or would arise therefrom, regularly scheduled or mandatory repayments, redemptions or defeasances of Permitted Indebtedness (subject in the case of Subordinated Indebtedness, to the subordination terms relating thereto); provided, that, any payments required as a result of a “change in control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Loan Party or in any Material Contract, or any document governing Material Indebtedness of any Loan Party shall be permitted only after all Obligations have been paid in full, and vi) optional prepayments and repurchases of Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied.

7.08

Change in Nature of Business.

Engage in any line of business substantially different from the business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto or reasonable extensions thereto.

7.09

Transactions with Affiliates.  Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that, the foregoing restriction shall not apply to a transaction between or among the Loan Parties.

7.10

Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that, this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.01 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11

Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

7.12

Amendment of Material Documents.

Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.

7.13

Corporate Name; Fiscal Year.

(a)

Change the Fiscal Year or Fiscal Periods of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

(b)

Change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least thirty (30) days prior written notice to the Collateral Agent and after the Collateral Agent’s written acknowledgment that any action requested by the Collateral Agent in connection therewith, including to continue the perfection of any Liens in favor of the Collateral Agent, in any Collateral, has been completed or taken; provided, that, any such new location shall be in the continental United States.

7.14

Deposit Accounts; Credit Card Processors.

Not open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Collateral Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise reasonably satisfactory to the Agents.  No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

7.15

Financial Covenants.

During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each Fiscal Period, for each Measurement Period to be less than 1.0:1.0.

7.16

Designation of Senior Indebtedness.

Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of any Loan Party as “Senior Indebtedness” (or any similar term) under, and as defined in, the Senior Subordinated Convertible Debt.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01

Events of Default.  Any of the following shall constitute an Event of Default:

(a)

Non-Payment.  The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b)

Specific Covenants.  (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03(a), (b), (c), (h), (i) or (j), 6.05 (a), 6.07, 6.10, 6.11, 6.12, 6.13, 6.14(i), (ii) or (iii) or 6.20 or Article VII; or

(c)

Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)

Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e)

Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due after giving effect to any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness or any Guarantee thereof (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs in each case, after giving effect to any applicable notice and cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $10,000,000; or

(f)

Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for forty-five (45) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty-five (45) calendar days, or an order for relief is entered in any such proceeding; or

(g)

Inability to Pay Debts; Attachment.  (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)

Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)

ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

(j)

Invalidity of Loan Documents.  (i)  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k)

Change of Control.  There occurs any Change of Control; or

(l)

Cessation of Business.  Except as otherwise expressly permitted hereunder, the Loan Parties, taken as a whole, shall take any action to suspend the operation of a material portion of their business in the ordinary course, liquidate all or a material portion of their assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of their business; or

(m)

Loss of Collateral.  There occurs any uninsured loss to any material portion of the Collateral, which could reasonably be expected to have a Material Adverse Effect; or

(n)

Breach of Contractual Obligation.  Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such contract, in each case which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

(o)

Indictment.  (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or

(p)

Guaranty.  The termination of any Guaranty other than any termination as a result of such Person ceasing to be a Subsidiary of Parent as a result of a transaction permitted hereunder; or

(q)

Subordination.  (i)  The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02

Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a)

declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)

require that the Loan Parties Cash Collateralize the L/C Obligations in an amount equal to one hundred and five (105%) percent of the Outstanding Amount thereof; and

(d)

whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, may (and at the direction of the Required Lenders, shall) proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, the Security Documents, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that, upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03

Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed to the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided herein, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them

Tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01

Appointment and Authority.

(a)

Each of the Lenders and the L/C Issuer hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b)

Each of the Lenders (in its capacities as a Lender), Swing Line Lender and the L/C Issuer hereby irrevocably appoints the Collateral Agent as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02

Rights as a Lender.  The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03

Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agents:

(a)

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)

shall not, except as expressly set forth herein (including, without limitation, in Article VI hereof) and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.  The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04

Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05

Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.06

Resignation of Agents.  Either Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided, that, unless an Event of Default has occurred and is continuing, the Administrative Borrower shall have the right to approve any such successor which is not already a Lender hereunder.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided, that, if the Administrative Agent or the Collateral Agent shall notify the Administrative Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except, that, in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Administrative Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

9.07

Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

9.08

No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agents, Documentation Agents or Book Managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or the L/C Issuer hereunder.

9.09

Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i) and 2.03(j) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10

Collateral and Guaranty Matters.  The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a)

to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders (or such other Lenders required pursuant to Section 10.01) in accordance with Section 10.01;

(b)

to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c)

to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11

Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.12

Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)

agrees to furnish the Administrative Agent after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender.   In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b)

is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements and Borrowing Base Certificates required to be delivered by the Borrowers hereunder and all field examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c)

expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)

expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)

agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f)

without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action such Lender may take or conclusion such Lender may reach or draw from any Report in connection with any Credit Extensions that such Lender has made or may make to the Borrowers, or such Lender’s participation in, or such Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through such Lender.

9.13

Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession.  Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.14

Indemnification of Agent.

The Lenders agree to indemnify the Agents in accordance with the provisions of Section 10.04(c) hereof.

9.15

Relation among Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.16

Defaulting Lenders.

Notwithstanding anything contained in Section 2.07, Section 8.03 or any other provision hereof, any Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.  The Defaulting Lender’s rights to payments as set forth above shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

ARTICLE X.
MISCELLANEOUS

10.01

Amendments, Etc..  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Administrative Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, no such amendment, waiver or consent shall:

(a)

extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

(b)

postpone any date fixed by this Agreement or any other Loan Document for (i) any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the other Loan Documents without the written Consent of each Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of each Lender;

(c)

reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that, only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(d)

change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of each Lender;

(e)

change any provision of this Section or the definition of “Required Lenders”, this Section 10.01 or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f)

except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g)

except for Permitted Dispositions and as otherwise expressly permitted in any Loan Document, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h)

except as provided in Section 2.15, increase the Aggregate Commitments without the written Consent of each Lender;

(i)

change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of the Supermajority Lenders; provided, that, the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves; except, that, with respect to the Senior Subordinated Convertible Notes Reserve, such reserve shall not be released or reduced without the written Consent of the Supermajority Lenders, except that Administrative Agent, upon receipt of evidence that a payment or payments have been made in respect of the Senior Subordinated Convertible Notes after the date hereof, may release or reduce such reserve in an amount equal to such payments without the written Consent of the Supermajority Lenders;

(j)

modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written Consent of each Lender;

(k)

except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and provided, further, that, (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder; except, that, the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such Non-Consenting Lender in accordance with Section 10.13; provided, that, such amendment, waiver, consent or release is effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

10.02

Notices; Effectiveness; Electronic Communications.

(a)

Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)

if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)

if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except, that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)

Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication; and provided, further, that, all loan requests sent to the Lenders by the Administrative Agent and the L/C Issuer shall be sent only via facsimile transmission.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)

The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY

OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that, in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)

Change of Address, Etc.  Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Administrative Borrower, the Agents, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)

Reliance by Agents, L/C Issuer and Lenders.  The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) reasonably believed in good faith to have been given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03

No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

10.04

Expenses; Indemnity; Damage Waiver.

(a)

Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their respective Affiliates, (A) in connection with this Agreement and the other Loan Documents, including without limitation the reasonable fees, charges and disbursements of (1) counsel for the Agents and the Arranger, (2) outside consultants for the Agents, (3) appraisers, (4) field examinations, (5) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (6) environmental site assessments, (B) in connection with (1) the syndication of the credit facilities provided for herein, (2) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (4) any workout, restructuring or negotiations in respect of any Obligations, and (ii) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the Arranger, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default; provided, that, such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel) (the foregoing, collectively being referred to as “Credit Party Expenses”).  “Reasonable out-of-pocket expenses” shall in no event include air travel other than expense reimbursements for commercial airlines.

(b)

Indemnification by the Loan Parties.  The Loan Parties shall defend and indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)

Reimbursement by Lenders.  To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are be imposed on, incurred by, or asserted against, any Agent, the L/C Issuer or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent, the L/C Issuer or a Related Party in connection therewith, then, in each such case, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity; and provided, further, that, the obligation of the Lenders to so indemnify shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent, L/C Issuer or Related Party.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)

Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)

Payments.  All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)

Survival.  The agreements in this Section shall survive the resignation of any Agent, the Swing Line Lender and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05

Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06

Successors and Assigns.

(a)

Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; except, that, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i)

Minimum Amounts

(A)

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)

in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Administrative Borrower, otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that, concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this

Agreement with respect to the Loans or the Commitment assigned; except, that, this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)

the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)

the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)

the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)

Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of and be subject to the obligations of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)

Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations.  Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of and be subject to the obligations of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f)

Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)

Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time WFCF assigns all of its Commitment and Loans pursuant to subsection (b) above, WFCF may, (i) upon thirty (30) days’ notice to the Administrative Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Administrative Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Administrative Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that, (i) no failure by the Administrative Borrower to appoint any such successor shall affect the resignation of WFCF as L/C Issuer or Swing Line Lender, as the case may be and (ii) no Lender shall have any obligation to accept appointment as L/C Issuer or Swing Line Lender.  If WFCF resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If WFCF resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to WFCF to effectively assume the obligations of WFCF with respect to such Letters of Credit.

10.07

Treatment of Certain Information; Confidentiality.  Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below); except, that, Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, funding sources, and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Administrative Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by any Lender or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a nonconfidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof; provided, that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08

Right of Setoff.  If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

10.09

Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10

Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11

Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities.

10.12

Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13

Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)

the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)

such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)

in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)

such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14

Governing Law; Jurisdiction; Etc.

(a)

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

(b)

SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)

WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)

SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)

ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15

Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16

No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17

USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18

Foreign Asset Control Regulations.

Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19

Time of the Essence.  Time is of the essence of the Loan Documents.

10.20

Designation as Senior Indebtedness.

All Obligations shall be “Senior Indebtedness” for purposes of and as defined in the Senior Subordinated Convertible Debt documents, and all supplemental indentures thereto.

10.21

Press Releases.

Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure.  Each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark.  Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Administrative Borrower for review and comment prior to the publication thereof.  Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.22

Additional Waivers.

(a)

The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b)

The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c)

To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)

The Loan Parties are obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations after termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan

Party will demand, sue for or otherwise attempt to collect any such indebtedness.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that a Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations made to the Borrowers hereunder or other Obligations incurred directly and primarily by the Borrowers (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties.  As of any date of determination, the “Allocable Amount” of a Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.23

No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.24

Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“BORROWERS”

NASH-FINCH COMPANY, as a Borrower

By:     /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   Executive Vice President, CFO & Treasurer

NASH BROTHERS TRADING COMPANY, as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

T.J. MORRIS COMPANY, as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

SUPER FOOD SERVICES, INC., as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

U SAVE FOODS, INC., as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

HINKY DINKY SUPERMARKETS, INC., as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

GTL TRUCK LINES, INC., as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

ERICKSON’S DIVERSIFIED CORPORATION, as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

GROCERY SUPPLY ACQUISITION CORP., as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

HINKY DINKY FALLS CITY, L.L.C., as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

WHITTON ENTERPRISES, INC. as a Borrower

By:      /s/ Robert B. Dimond

Name: Robert B. Dimond

Title:   President & Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“AGENT”

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent and as Collateral Agent

By:      /s/ Brian Kennedy

Name:  Brian Kennedy

Title:    Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender, L/C Issuer and Swing Line Lender

By:      /s/ Brian Kennedy

Name:  Brian Kennedy

Title:     Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

BANK OF AMERICA, N.A., as a Lender

By:        /s/ Roger Malouf

Name:  Roger Malouf

Title:    Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

BARCLAYS BANK PLC, as a Lender

By:       /s/ Diane Rolfe

Name:  Diane Rolfe

Title:    Director

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

JPMORGAN CHASE BANK, N.A., as a Lender

By:      /s/ David A Lehner

Name: David A  Lehner

Title:   Authorized Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By:       /s/ Peter Pricco

Name:  Peter Pricco

Title:     Managing Director

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

RBS CITIZENS BUSINESS CAPITAL A DIVISION OF RBS CITIZENS, N.A., as a Lender

By:       /s/ Ira J. Kreft

Name:  Ira J. Kreft

Title:     Managing Director

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

US BANK NATIONAL ASSOCIATION, as a Lender

By:       /s/ Elizabeth J. Limpert

Name:   Elizabeth J. LImpert

Title:     Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

UNION BANK. N.A.,
as a Lender

By:       /s/ Nadia Mitevska

Name:   Nadia Mitevska

Title:     Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

REGIONS BANK,
as a Lender

By:       /s/ Kevin R. Rogers

Name:   Kevin R. Rogers

Title:     Attorney - In - Fact

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

“LENDERS”

BMO HARRIS BANK N.A.,
as a Lender

By:       /s/ Craig Thistlethwaite

Name:   Craig Thistlethwaite

Title:     Director

[Signature Page to Credit Agreement]